UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

Amendment No. 1

GENERAL FORM FOR REGISTRATION OF SECURITIES

Under Section 12(b) or (g) of the Securities Exchange Act of 1934

Ilustrato Pictures International, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	27-2450645
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

26 Broadway, Suite 934 New York, NY 10004
(Address of principal executive offices and Zip Code)

917-522-3202
(Registrant’s telephone number, including area code)

Copies of all correspondence to:

Scott Doney, Esq.

The Doney Law Firm

4955 S. Durango Dr. Ste. 165

Las Vegas, NV 89113

Phone: (702) 982-5686

Securities registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, $0.001 par value

(Title of class)

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements contained in this registration statement on Form 10 of Ilustrato Pictures International, Inc. (hereinafter the “Company,” “Ilustrato Pictures,” “ILUS,” “we,” “us” or “our”) discuss future expectations, contain projections of our plan of operation or financial condition or state other forward-looking information. In this registration statement, forward-looking statements are generally identified by the words such as “anticipate,” “plan,” “believe,” “expect,” “estimate” and the like. Forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results or plans to differ materially from those expressed or implied. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions. A reader should not place undue reliance on these forward-looking statements, which apply only as of the date of this registration statement. Important factors that may cause actual results to differ from projections include, for example:

●	the success or failure of management’s efforts to implement the Company’s business plan;

●	the ability of the Company to fund its operating expenses;

●	the ability of the Company to compete with other companies that have a similar business plan;

●	the effect of changing economic conditions impacting our plan of operation;

●	the ability of the Company to meet the other risks as may be described in future filings with the SEC.

Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. We believe the information contained in this Form 10 to be accurate as of the date hereof. Changes may occur after that date. We will not update that information except as required by law in the normal course of our public disclosure practices.

Additionally, the following discussion regarding our financial condition and results of operations should be read in conjunction with the financial statements and related notes included in this Form 10.

Item 1. Business

Business Overview

ILUS is a Nevada corporation operating out of New York, London, and Dubai, focused on adding shareholder value through innovation and growth. The company has acquired and incorporated businesses in the global public safety and technology, engineering, and manufacturing industries. Historically, the company has evolved out of the public safety sector mainly through the development and manufacture of Emergency Services products, including Emergency Response vehicles, Special Vehicle conversions, Commercial EVs, and IoT Technology. ILUS also intends to acquire complimentary companies, which have disruptive technology and strong management and potential for rapid growth that may benefit from cross pollination of territories, products, and skills offered by our other group companies.

ILUS functions as a holding company, which operates through its subsidiaries within the public safety, technology, engineering, and manufacturing sectors. Our principal operating subsidiaries and their respective businesses are discussed in detail below. ILUS wholly owns or has a controlling stake in each of its subsidiaries which conduct their business operations with relative autonomy and are evaluated on their individual performance based upon the type of products and services they offer. Our strategy is to acquire manufacturing capability, routes to market and technology advancements in well-defined geographic, demographic and/or product niches within the business sectors that ILUS is focused on.

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Organizational Structure

The below graphic shows our organizational structure, with ILUS as the “Parent” company and operations primarily carried out through the operating subsidiaries. The subsidiaries are identified in the figure below and are placed in three distinct divisions within their own existing or planned public companies, designed as Special Purpose Vehicles (SPV’s) formed to fulfil each division’s specific business purpose and activity. A fourth defense division is planned in line with potential future acquisitions that are contemplated in this division, as well as acquisitions contemplated for other divisions. We intend to disclose these acquisitions, as they happen, in our ongoing reports with the Securities and Exchange Commission. The divisions are listed below followed by the graphic:

1.	Emergency Response
2.	Industrial & Manufacturing
3.	Mining & Renewable Energy
4.	Defense (Planned division)

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▪	ILUS was incorporated in Nevada on April 27, 2010. ILUS functions as a Mergers and Acquisitions company, which concentrates on providing strategic management oversight that includes financial, administration, marketing, and human resources support to its operating companies. Therefore, in terms of revenue generation, ILUS itself relies on fees, dividends, and other distributions from its acquired operating companies as the principal source of cash flow to meet its obligations. Additional information regarding the cash flow and liquidity needs of the Parent can be found in the Liquidity and Capital Resources section of Management’s Discussion and Analysis of Financial Condition and Results of Operations.
▪	FB Fire Technologies Ltd. (Firebug Group – UK) was incorporated on December 8, 2014. ILUS acquired 100% of this company on January 26, 2021, under a signed Share Purchase Agreement. This company is engaged in the business of manufacturing firefighting equipment and firefighting vehicles for global customers.
▪	Firebug Mechanical Equipment LLC (Firebug Group – U.A.E.) was incorporated on May 8, 2017. ILUS acquired 100% of this company on January 26, 2021, under a signed Share Purchase Agreement. This company is engaged in the business of research and development of firefighting technologies as well as the manufacturing firefighting equipment and firefighting vehicles for its customers in the Middle East, Asia, and Africa.
▪	Georgia Fire & Rescue Supply LLC (Georgia Fire) was incorporated on the January 21, 2003. ILUS acquired 100% of this company on March 31, 2022, under a signed Share Purchase Agreement. This company is engaged in the business of sales, distribution and servicing/maintenance of Firefighting, Rescue and Emergency Medical Services equipment.
▪	Bright Concept Detection and Protection System LLC (BCD Fire) was incorporated on March 18, 2014. ILUS acquired 100% of this company on April 13, 2021, in connection a signed Share Purchase Agreement. This company is engaged in the business of sales, distribution, installation and maintenance of Fire Protection and Security systems.
▪	Bull Head Products Inc. was incorporated on June 8, 2007. ILUS acquired 100% of this company on January 1, 2022, under a signed Share Purchase Agreement. This company is engaged in the business of manufacturing of aluminum truck beds and brush truck skid units for firefighting purposes including wildland firefighting.
▪	The Vehicle Converters (TVC) was incorporated in 2006. ILUS owns 100% of the company. Ownership was transferred to ILUS after ILUS acquired the brand name, intellectual property, and employees of the company on March 25, 2022. Following ongoing due diligence which determined that the company was in a difficult financial position due to the Covid-19 pandemic, ILUS agreed to take ownership of the company from previous management in order to restructure and rebuild it so that it would cooperate with Firebug Mechanical Equipment LLC out of Dubai, United Arab Emirates. This company is engaged in the business of specialist vehicle conversions and as planned, collaborates closely with Firebug Mechanical Equipment LLC to deliver converted vehicles to their customers.
▪	Emergency Response Technologies, Inc. This company was incorporated by ILUS on February 22, 2022, as the company’s Emergency Response Subsidiary. This company is engaged in the business of public safety and emergency response focused mergers and acquisitions.
▪	E-Raptor. This company was incorporated by ILUS as the company’s Commercial Electric Utility Vehicle manufacturer on February 22, 2022. This company is engaged in the business of manufacturing electric utility vehicles for the emergency response, agricultural, industrial, hospitality and transport sectors.
▪	Replay Solutions was incorporated by ILUS on March 1, 2022. The company is engaged in the business of recovering precious metals from electronic waste, known as urban mining.
▪	Quality Industrial Corp. was originally incorporated on May 4, 1998. ILUS acquired 77% of this company on May 28, 2022, under a signed Share Purchase Agreement. This company is engaged in the industrial, oil & gas, and manufacturing sectors. Quality Industrial Corp. is a public company which trades on the OTC Market under the ticker QIND and is designed as a Special Purpose Vehicle for our industrial and manufacturing division as well as for our operating company Quality International Co Ltd FCZ and other future acquisitions.
▪	Quality International Co Ltd FCZ is a United Arab Emirates based process manufacturing and engineering company. It is a manufacturer of custom solutions for the oil and gas, power/energy, water, desalination, wastewater, offshore and public safety industries. Quality Industrial Corp. signed a binding Letter of Intent on June 30, 2022, to acquire a 51% interest in Quality International Co Ltd FCZ. This transaction, however, has not yet closed and is conditioned upon completion of due diligence, execution of definitive documents, payment of the purchase price, and other closing conditions.

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Our Offices

Our offices are located at the following locations:

1.	26 Broadway, Suite 934, New York, NY 10004
2.	Al Marsa Street 66, 11th Floor, Office 1105, Dubai Marina P.O. Box 32923, Dubai
3.	Matrix@Dinnington. Nobel Way, Sheffield S25 3QB, United Kingdom

Our primary office telephone number is +1 917-522-3202. Our website address is https://ilus-group.com and our email address is ir@ilus-group.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into this Form 10 Registration Statement.

Intellectual Property

The following overview concerns the intellectual property matters of our company and its subsidiaries. Specific detail as to each subsidiary, if applicable, is contained in the section titled “Our Operating Subsidiaries” below.

Patents and other proprietary rights are important to our business and can provide us with a competitive advantage. We also rely on trade secrets, design and manufacturing know-how, continuing technological innovations, and licensing opportunities to maintain and improve our competitive position. While the Company uses reasonable efforts to protect its trade and business secrets, the Company cannot assure that its employees, consultants, contractors, or advisors will not, unintentionally, or willfully, disclose the Company's trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company's competitors may independently develop equivalent knowledge, methods, and know-how. We periodically review third-party proprietary rights, including patents and patent applications, in an effort to avoid infringement on third-party proprietary rights and protect our own, identify licensing or partnership opportunities and monitor the intellectual property claims of others. Any infringement of the Company's proprietary rights could result in significant litigation costs, and any failure to adequately protect could result in the Company's competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue.

Existing patent, copyright, trademark, and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company's proprietary rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company's trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to protect the Company's trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect the Company's future operating results.

We own a portfolio of intellectual property in our group, including 3 patents in the operating company, FB Fire Technologies Ltd. (FireBug Group), as well as confidential technical information and technological expertise in the manufacturing of firefighting technology.

While we consider our patents to be valued assets, we do not believe that our competitive position is dependent primarily on our patents or that our operations are dependent upon any single patent to manufacture our products. We nevertheless face intellectual property-related risks. For more information on these risks, see “Item 1A. Risk Factors.”

The Company owns the trademark ILUS.

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Competition

The following overview covers the competition we encounter within markets we operate in and those we intend to expand into. Specific detail as to each subsidiary, if applicable, is contained in the section titled “Our Operating Subsidiaries” below.

The Public Safety Technology, Engineering, Industrial, Manufacturing, Mining and Renewable Energy sectors are highly competitive and continually evolving as participants strive to distinguish themselves within their markets and compete within their respective industry. While we do face intense competition in some divisions of our business from companies that have been established long before ours and have a strong global reach, we have also developed our own disruptive technology for which there is no known direct competition within that particular sector. We strive to advance our Technology, Engineering & Manufacturing capabilities in each sector ahead of our competitors to gain market share. Our ability to continue to compete effectively also depends upon our ability to attract the required skills, as well as to retain and motivate our existing employees and to compensate employees competitively. We believe that we have competitive strengths that position us favorably in our lines of business. However, our industry is dominated by long-standing companies, and we are continuously strategizing to increase our market share. These long-standing companies are often larger and have more resources to their disposable to retain market share. We believe that, in many of the sectors where we operate, the technology offered by our competitors is outdated and we have a competitive advantage through the innovative technology we offer.

A list of competitors for our operating companies can be found in the table below:

Type	Competitor Name	HQ Location	Date Founded	Website	Public/Private
Manufacturer	Oshkosh Corp - Pierce Manufacturing	WI, USA	1917	https://www.oshkoshcorp.com/	Public
Manufacturer	REV Fire Group - Ferrara, KME, Spartan, E-ONE, Smeal	WI, USA	2010	https://revgroup.com/	Public
Manufacturer	IDEX Corporation	IL, USA	1988	https://www.idexcorp.com/	Public
Manufacturer	Rosenbauer	Leonding, Austria	1866	https://www.rosenbauer.com/en/uae/rosenbauer-world	Public
Manufacturer	Task Force Tips	IN, USA	1971	Task Force Tips - Task Force Tips Home Page (tft.com)	Private
Manufacturer	Akron Brass	OH, USA	1918	https://www.akronbrass.com/	Public
Manufacturer	Elkhart Brass	IN, USA	1902	https://www.elkhartbrass.com/	Private
Manufacturer	Delta Fire	Norwich, USA	1980	https://www.deltafire.co.uk/	Private
Manufacturer	Ziegler	Brussels, Belgium	1908	https://www.zieglergroup.com/	Private
Manufacturer	Iveco Magirus	Baden-Württemberg Germany	1864	https://www.iveco.com/corporate-en/company/pages/magirus.aspx	Private
Supplier/Distributor	WS Darley	IL, USA	1908	https://www.darley.com/	Private
Supplier/Distributor	United Fire	AZ, USA	1968	https://www.unitedfire.net/	Private
Supplier/Distributor	Safe Fleet	MO, USA	2013	https://www.safefleet.net/	Private
Manufacturer	United Safety & Survivability Corp	PA, USA	1984	https://unitedsafetycorporation.com/	Private
Supplier/Distributor	MES Fire	TX, USA	2001	https://www.mesfire.com	Private
Manufacturer	Marioff	Vantaa, Finland	1991	http://www.marioff.com/en/	Private
Manufacturer	Ansul	WI, USA	1915	www.ansul.com	Private
Manufacturer & Supplier	Waterous	MN, USA	1844	https://www.waterousco.com/	Private
Manufacturer	Flaim	Melbourne, Australia	2017	https://flaimsystems.com/	Private
Supplier/Distributor	Western States Fire Protection	CO, USA	1985	https://www.wsfp.com/	Private
Manufacturer	Kidde Fire Systems	MA, USA	1917	https://www.kidde-fenwal.com/	Private
Manufacturer	Cascade Fire Equipment	OR, USA	1985	https://cascadefire.com/	Private
Manufacturer	Draeger	Lubeck, Germany	1889	https://www.draeger.com	Private
Manufacturer	IFS Solutions	TX, USA	1979	https://ifsolutions.com	Private
Manufacturer	Harris Pye	Glamorgan, UK	1978	https://www.harrispye.com	Private
Manufacturer	Aarya Engineering	Sharjah, UAE	2005	http://www.aaryaengg.com	Private

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Below is a list of competitors and ILUS competitive advantages:

Category	Competitor Name	Competitor of	ERT Advantages
Firefighting Vehicles	Oshkosh Corp - Pierce Manufacturing	FireBug	patented water mist technology & lightweight polypropylene rapid response vehicle technology
Firefighting Vehicles	REV Fire Group - Ferrara, KME, Spartan, E-ONE, Smeal	FireBug	patented water mist technology & lightweight polypropylene rapid response vehicle technology
Firefighting Equipment	IDEX Corporation	FireBug	patented water mist technology & lightweight polypropylene rapid response vehicle technology
Firefighting Vehicles	Rosenbauer	FireBug	patented water mist technology & lightweight polypropylene rapid response vehicle technology
Firefighting Equipment	Task Force Tips	FireBug	patented water mist technology in firefighting equipment
Firefighting Equipment	Akron Brass	FireBug	patented water mist technology in firefighting equipment
Firefighting Equipment	Elkhart Brass	FireBug	patented water mist technology in firefighting equipment
Firefighting Equipment	Delta Fire	FireBug	patented water mist technology in firefighting equipment
Firefighting Vehicles	Ziegler	FireBug	patented water mist technology & lightweight polypropylene rapid response vehicle technology
Firefighting Vehicles	Iveco Magirus	FireBug	patented water mist technology & lightweight polypropylene rapid response vehicle technology
Firefighting Equipment	WS Darley	FireBug	patented water mist technology & lightweight polypropylene rapid response vehicle technology
Fire Safety	United Fire	FireBug	patented water mist nozzle technology for more effective and efficient firefighting equipment & fixed fire suppression systems
Fire Safety	Safe Fleet	FireBug	patented water mist nozzle technology for more effective and efficient firefighting equipment & fixed fire suppression systems
Fire Safety	United Safety & Survivability Corp	FireBug	patented water mist nozzle technology for more effective and efficient firefighting equipment & fixed fire suppression systems
Fire Safety	MES Fire	Georgia Fire & Rescue Supply	exclusive distributors of world's largest brands and patented technology supported by an experienced team of firefighters, renowned service and reputation
Fire Protection	Marioff	FireBug	patented water mist nozzle technology for more effective and effective fixed fire suppression systems
Fire Protection	Ansul	FireBug	patented water mist nozzle technology for more effective and efficient firefighting equipment & fixed fire suppression systems
Fire Protection	Western States Fire Protection	FireBug	patented water mist nozzle technology for more effective and efficient firefighting equipment & fixed fire suppression systems
Fire Protection	Kidde Fire Systems	FireBug	patented water mist nozzle technology for more effective and efficient firefighting equipment & fixed fire suppression systems
Process Equipment	IFS Solutions	Quality International	extensive list of global multinationals as references and 1750 employees operating from over 10m square feet of manufacturing facilities & two port facilities - no outsourcing needed therefore competitive for complete turnkey projects
Process Equipment	Harris Pye	Quality International	extensive list of global multinationals as references and 1750 employees operating from over 10m square feet of manufacturing facilities & two port facilities - no outsourcing needed therefore competitive for complete turnkey projects
Process Equipment	Aarya Engineering	Quality International	extensive list of global multinationals as references and 1750 employees operating from over 10m square feet of manufacturing facilities & two port facilities - no outsourcing needed therefore competitive for complete turnkey projects

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Government Regulations

The following overview concerns government regulations that affect our company and its subsidiaries. Specific detail as to each subsidiary, if applicable, is contained in the section titled “Our Operating Subsidiaries” below.

In certain markets, some of our products require government approvals and some of our companies require specific operating licenses. Our operating companies remain compliant with the required licenses and approvals in order to operate within their respective markets and/or geographic territories. Approvals may also be required for the award of government contracts, and these are provided accordingly as required.

Environmental, Health and Safety Laws and Regulations

Our ongoing global operations are subject to a wide range of federal, state, local and foreign environmental, health and safety laws and regulations. These laws and regulations relate to the generation, storage, handling, use, release, disposal and transportation of hazardous materials and wastes, environmental cleanup, the health and safety of our employees and the fuel economy and emissions of the vehicles we manufacture. Compliance with these laws, regulations, permits, and approvals is a significant factor in our business. Certain of our operations require permits or other approvals from governmental authorities, and certain of these permits and approvals are subject to expiration, denial, revocation, or modification under various circumstances. We have expended resources, both financial and managerial, to comply with required regulations and we maintain procedures designed to foster and ensure compliance. We are committed to protecting our employees and the environment against any manufacturing related risks. In addition, we may be responsible under environmental laws and regulations for the investigation, remediation, and monitoring, as well as associated costs, expenses and third-party damages, including tort liability and natural resource damages, relating to past or present releases of hazardous substances on or from our properties or the properties of our predecessor companies, or third-party sites to which we or our predecessor companies have sent hazardous waste for disposal or treatment. Liability under these laws may be imposed without regard to fault and may be joint and several.

However, our failure to comply with applicable environmental, health and safety laws and regulations or permit or approval requirements could result in substantial liabilities or civil or criminal fines or penalties or enforcement actions, including regulatory or judicial orders enjoining or curtailing operations or requiring remedial or corrective measures, installation of pollution control equipment or other actions, as well as business disruptions, which could have a material adverse effect on our business, financial condition and operating results.

Employees

As of September 30, 2022, Ilustrato Pictures International Inc. had approximately 5 employees in the Parent company and there were approximately 1800 that are employees of the subsidiaries. The Parent employees and those employed by their respective subsidiary, are not currently represented by a labor union or collective bargaining agreement. We believe that our relationship with our employees is good.

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Our Operating Subsidiaries

ILUS provides strategic management oversight as well as financial, administration, marketing, and human resources support to the operating companies within its subsidiaries. Therefore, in terms of revenue generation ILUS itself relies on fees, dividends, and other distributions from its acquired operating companies as the principal source of cash flow to meet its obligations. Additional information regarding the cash flow and liquidity needs of the Parent can be found in the Liquidity and Capital Resources section of Management’s Discussion and Analysis of Financial Condition and Results of Operations.

ILUS currently has three distinct subsidiaries (also known as divisions). The company is also planning a fourth subsidiary focused on the Defense sector. The respective operating companies within each subsidiary are listed below:

1.	Emergency & Response subsidiary (under ERT):
a.	Firebug Group
b.	The Vehicle Converters LLC
c.	Bright Concept and protection System LLC
d.	Bull Head Products Inc.
e.	Georgia Fire & Rescue Supply LLC
2.	Process & Manufacturing subsidiary (under ERT) - (Special Purpose Vehicle - QIND):
a.	Quality International Co Ltd FCZ
3.	Mining & Renewable Energy subsidiary:
a.	Replay Solutions

Emergency Response Technologies Inc.

ILUS is primarily focused on the emergency response sector through its wholly owned subsidiary, Emergency Response Technologies Inc. (“ERT”). Under this subsidiary, ILUS aims to provide technology that protects communities, front line personnel and assets by acquiring technology and solutions for the emergency response sector. This sector includes Fire and Rescue Services, Law Enforcement, Emergency Medical Services and Emergency Management.

Firebug Group

FireBug is a firefighting equipment and vehicle manufacturer which specializes in disruptive water mist technology and rapid response vehicles. FireBug’s equipment is designed to offer increased fire fighter safety with reduced water consumption. This technology enables smaller, more cost-effective vehicles for rapid fire and emergency response. The company was formed in the UK and currently operates from the following two locations:

•	Matrix@Dinnington Business Centre, Nobel Way Dinnington, Sheffield S25 3QB, United Kingdom
•	Warehouse G04, 79th Street, DIRC Warehouse Complex, DIP 2, Dubai, United Arab Emirates

On 26 January 2021, ILUS (The “Buyer”) acquired 100% of the shares in Firebug Mechanical Equipment L.L.C. and 100% of the shares in FB Fire Technologies Ltd. without consideration. Both companies were beneficially owned by Nicolas Link (The “Seller”).

The FireBug range of products consists of the following:

1.	MistNozzle handheld firefighting nozzles

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The MistNozzle handheld firefighting nozzles is a specialist firefighting nozzle/branch, which produces a fine water mist enabling it to extinguish multiple classes of fires without the use of chemical agents. The product is designed to increase efficiency, utilize less water, and increase fire fighter safety. The MistNozzle range is designed, developed and manufactured in the UK. It uses proven micron technology from the fire fixed suppression system industry. The MistNozzle uses science in order to provide superior fire cooling and extinguishing. Its low-pressure water mist technology makes it more efficient than comparative firefighting nozzles. The MistNozzle has one-click switch-function technology, allowing the user to easily transition between Jet Mode and Water Mist Mode, minimizing room for error and ensuring safe mode selection. The plug-and-play functionality of the MistNozzle works with most existing hose types on most existing fire trucks. The nozzle has been specifically designed for ease of use with minimal training required for safe and effective use. With water being a valuable resource the world over, the MistNozzle deliberately uses less water during operation. The water mist produced by the MistNozzle absorbs 2257kj of energy per liter verses conventional technology which absorbs 335kj per liter. The MistNozzle also combats the effects of smoke within the fire environment, providing effective and in some cases, lifesaving smoke scrubbing capability.

2.	Mongoose external firefighting lance

FireBug’s Mongoose is a handheld firefighting nozzle with an extension lance that allows it to be inserted from the exterior of a structure into an area such as a room (compartment) in order to cool the area and suppress the fire. The Mongoose system is comprised of the water mist attack nozzle and a battery-operated hole cutting drill. Either the drill or the firefighters compartment entry tools are used to breach the structure and create the necessary hole through which the Mongoose is inserted. This method provides safer access to the compartment. The Mongoose has been designed to ensure the correct kinetic energy will overcome the pressures created by the fire. Water mist droplets are transformed into steam by the heat which consumes energy, removes oxygen, and consequently cools the gases and inhibits re-ignition. The Mongoose can deliver 40–50-micron water mist droplets covering a large surface area into a compartment which rapidly cools the area, scrubs the smoke, and suppresses the fire. The Mongoose is completely unique in that it can operate on an existing fire truck on existing hose lines, without requiring a separate pump and hose reel.

3.	MistMax and Maverick firefighting pumps

FireBug’s MistMax is a portable low-pressure water mist ﬁre suppression skid. The self-contained skid unit is designed to ﬁt in a standard pick-up truck or on a UTV such as the E-Raptor electric UTV. The MistMax is an easy-to-use, lightweight, and reliable solution which can be used by both non-technical operators and experienced ﬁre ﬁghters. The MistMax uses Firebug’s proprietary technology including customized eductor mixer, a specialized pulsating diaphragm pump, front winding geared hose reel, easy to use control panel, custom engineered baffled water tank and the Mini MistNozzle which features Firebug’s water stream colliding and atomizing technology.

FireBug’s Maverick is a self-priming, high-water volume, light portable pump which is designed as multi-purpose firefighting skid unit that can be portable or permanently fixed in a firefighting vehicle. It has the capability to operate a hose reel or lay flat hose connected to a water supply tank or it can lift water from an open water source or obtain it from a pressure fed supply such as a floating pump.

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4.	Floating Pumps

Firebug offers a range of floating pumps which are designed for pumping water from streams, lakes, hard-to-reach sources of water, or flooded areas. The range of floating pumps offer practical features and easy-to-use operation. Features include high impact resistance, compact size and light weight, powerful Honda or Briggs & Stratton engines, bronze impellers for marine use where required, specialized strainers and optional external fuel tanks.

5.	Firefighting BacPac.

Firebug’s BacPac has been designed to provide rapid response firefighting capabilities using either water, foam or additive. The BacPac system contains a sophisticated internal mechanical rotor, which is used in the generation of WaterMist or foam (RAFS foam). The spindle and impellor rotate at high speeds mixing the foam that allows optimum extinguishing. The device increases the range of the discharge by at least 200% and is 6 times more efficient than any other known foam system, including CAFS.

6.	E-Raptor Commercial Electric Utility Vehicle

Manufactured by FireBug, the E-Raptor range consists of commercial electric utility vehicles for several rugged applications. The E-Raptor 6x6 is the world’s only 6-wheel electric utility vehicle. With 80km range on a single charge, the E-Raptor is fit for most industrial, agricultural, and rapid emergency response applications. The E-Raptor can carry a maximum load weight of 3500 Lbs. The E-Raptor range is manufactured by FireBug as it complements its rapid response firefighting vehicle solutions for confined and congested spaces.

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7.	Rapid Intervention Vehicles

FireBug’s rapid intervention vehicle solutions range from small electric utility vehicles with bespoke firefighting systems to pick-up trucks with firefighting and rescue systems, right up to customized firefighting appliances. FireBug specializes in providing bespoke vehicle solutions for rapid emergency response in congested areas, industrial facilities, shopping malls, marinas, airports, resorts, and communities which require their own firefighting or rescue vehicle capability.

8.	Lightweight Co-Polymer Vehicle Bodies and Water Tanks

FireBug manufactures high quality, lightweight co-polymer vehicle bodies and tanks primarily for the emergency response sector. Depending on customer requirements, FireBug provides only the tank or vehicle superstructure or the fully equipped complete vehicle. Utilizing the latest in plastic cutting and welding technology, FireBug produces its plastic vehicle bodies and tanks from a highly durable and recyclable plastic material which has a 25-year guarantee.

Intellectual Property

FireBug’s patents are listed below:

Category	Short title	Long Title	Reference
Patent	BacPac	Apparatus and method for fighting fires	GB2520561
Patent	Spinning Regulating Unit	Fluid mixer device and method	GB2548074
Patent	Mongoose	Fire-fighting apparatus and method of firefighting	GB2568684

No patents have been licensed from third parties.

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Competition

Below is some of FireBug’s competitors and competitive advantages:

Competitor Name	Competitor of	FireBug Advantages
Oshkosh Corp - Pierce Manufacturing	FireBug	patented water mist technology & lightweight polypropylene rapid response vehicle technology
REV Fire Group - Ferrara, KME, Spartan, E-ONE, Smeal	FireBug	patented water mist technology & lightweight polypropylene rapid response vehicle technology
IDEX Corporation	FireBug	patented water mist technology & lightweight polypropylene rapid response vehicle technology
Rosenbauer	FireBug	patented water mist technology & lightweight polypropylene rapid response vehicle technology
Task Force Tips	FireBug	patented water mist technology in firefighting equipment
Akron Brass	FireBug	patented water mist technology in firefighting equipment
Elkhart Brass	FireBug	patented water mist technology in firefighting equipment
Delta Fire	FireBug	patented water mist technology in firefighting equipment
Ziegler	FireBug	patented water mist technology & lightweight polypropylene rapid response vehicle technology
Iveco Magirus	FireBug	patented water mist technology & lightweight polypropylene rapid response vehicle technology
WS Darley	FireBug	patented water mist technology & lightweight polypropylene rapid response vehicle technology
United Fire	FireBug	patented water mist nozzle technology for more effective and efficient firefighting equipment & fixed fire suppression systems
Safe Fleet	FireBug	patented water mist nozzle technology for more effective and efficient firefighting equipment & fixed fire suppression systems
United Safety & Survivability Corp	FireBug	patented water mist nozzle technology for more effective and efficient firefighting equipment & fixed fire suppression systems
Marioff	FireBug	patented water mist nozzle technology for more effective and effective fixed fire suppression systems
Ansul	FireBug	patented water mist nozzle technology for more effective and efficient firefighting equipment & fixed fire suppression systems
Western States Fire Protection	FireBug	patented water mist nozzle technology for more effective and efficient firefighting equipment & fixed fire suppression systems
Kidde Fire Systems	FireBug	patented water mist nozzle technology for more effective and efficient firefighting equipment & fixed fire suppression systems

Employees

As of September 30, 2022, we had approximately 21 employees in Firebug Group. The employees are not currently represented by a labor union or collective bargaining agreement. We believe that our relationship with our employees is good.

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The Vehicle Converters LLC

The Vehicle Converters (TVC) is a specialist vehicle converter which is operates from Warehouse G04, 79th Street, DIRC Warehouse Complex, DIP 2, Dubai, United Arab Emirates.

On 25 March 2022 ILUS (The “Buyer”) acquired 100% of the brand name and all other rights, title, and interest in The Vehicle Converters a company beneficially owned by Danny Kourosh (The “Seller”) for the sum of $20,500 (Twenty Thousand Five Hundred) in consideration.

The Vehicle Converters have operated for more than 15 years fabricating and converting specialized vehicles for specialist applications such as mobile clinics, ambulances, military transportation, oil, and gas, camping vehicles and mobile food trucks. The company focuses on sales in the Middle East and North African markets.

The Vehicle Converters completes various types of vehicle conversions as per customer requirements. Some examples can be found below:

Competition

A list of TVC’s competitors is provided below:

•	Bespoke Trailers
•	BOTT Vehicle Conversions
•	DAW Automobile Assembly FZCO
•	Transtech

Employees

As of September 30, 2022, we have 1 employee in Vehicle Converters. The employee is currently not represented by a labor union or collective bargaining agreement. We believe that our relationship with our employee is good. Employees from Firebug Mechanical Equipment L.L.C., which operates from the same manufacturing facility in Dubai, United Arab Emirates, are used for vehicle conversions by The Vehicle Converters.

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Bright Concept Detection and Protection System LLC

Bright Concept Detection and Protection System LLC (BCD Fire) designs, installs, commissions, maintains and distributes fire protection, fire detection, evacuation, access control and security systems across the Middle East region. The company is located at Warehouse G04, 79th Street, DIRC Warehouse Complex, DIP 2, Dubai, United Arab Emirates.

On 13 April 2021, ILUS (The “Buyer”) acquired 100% of the assets, liabilities and shares of Bright Concepts Detection & Protection Systems LLC, a company beneficially owned by Narinder Chadha & Partners (The “Seller”). As consideration, the buyer paid the seller 250,000 AED (Two hundred and fifty thousand) immediately on signing of the Sales Purchase agreement and agreed to pay the seller 10,000 AED (Ten thousand) monthly for 24 months starting from May 2021. The Buyer also issued the seller 1,000,000 (1 million) restricted shares in the public company llustrato Pictures International Inc. (Symbol: ILUS).

BCD Fire delivers turnkey projects which incorporate specification, design, installation, support, and maintenance at sites such as hotels, shopping malls, residential and commercial buildings as well as industrial facilities.

Competition

A list of BCD Fire’s competitors is provided below:

•	MAF Fire Safety & Security LLC
•	Blue Flame Fire Fighting LLC
•	Safety Line LLC
•	BTFS Fire Protection

Employees

As of September 30, 2022, BCD Fire had approximately 24 employees. The employees are currently not represented by a labor union or collective bargaining agreement. We believe that our relationship with our employees is good.

Bull Head Products Inc.

Bull Head Products Inc. is a specialist aluminum truck bed manufacturer and vehicle converter located at 387 Thorngrove Pike, Kodak Tennessee, 37764, USA.

On 1 January 2022, ILUS (The “Buyer”) acquired 100% of the 1000 (one thousand) shares of Bull Head Products Inc., a company beneficially owned by George Joe Chudina and Dorothy Lee Chudina (The “Sellers”). As consideration, the buyer agreed to pay the seller an aggregate cash purchase price of $500,000 (Five Hundred Thousand) on the condition that certain agreed Targets and Key Performance indices are met. The Buyer paid a fixed sum of $300,000 (Three Hundred Thousand) upon closing and the remaining $200,000 (Two Hundred Thousand) will be paid by the Purchaser over a one-year period after closing to the extent the business operations of Bull Head Products Inc. meet mutually agreeable performance thresholds. The Buyer also issued the seller 6,750 (Six Thousand Seven Hundred and Fifty) restricted Convertible Preference F Shares in the public company llustrato Pictures International Inc. (Symbol: ILUS).

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Bull Head Products designs, manufactures and installs its aluminum truck beds and vehicle conversions for customers across the United States. Its customers come from several sectors, including wildland fire fighting. The company's products are built with 100% aluminum for optimal performance and reliability.

Bull Head Products operates from its Kodak, Tennessee facility, with many truck beds and conversions being completed and installed in the facility and many being shipped to dealers and distributors for installation.

During the past 18 months, Bull Head Products faced some supply chain issues as a direct result of the disruption in supply chains across the world due to the Covid-19 pandemic. Whilst every effort is made to source materials from additional suppliers, this can sometimes lead to an increase in price. The company has therefore increased its principal suppliers of raw materials to the following suppliers:

•	Eastern Metal Supplies
•	Tennessee Valley Fasteners
•	Buyers Products Company
•	Fastenal
•	McMaster Carr
•	Joseph T. Ryerson
•	Triple S Steel

Bull Head Products manufactures and installs its products for both private individuals and businesses who require a specific type of aluminum flatbed for their truck or fleet of trucks. The company services a wide range of new and repeat customers and there is no dependency on any one single customer.

Intellectual Property

Bull Head Products Inc has a Registered Trademark for the company logo. Originally it was registered under the name of George Chudina, and then changed to Bull Head Products Inc. and has subsequently been renewed.

Category	Title	Reference
Trademark	Bull Head Products Mark	3397385

The above trademark certificate is provided in the Exhibits.

Competition

As Bull Head Products manufactures all of its truck beds from 100% aluminum, it does not currently have direct competitors to the company’s knowledge. Companies which offer comparable products use a combination of aluminum sheeting and steel frames which are prone to rust and decay. However, a list of some these competitive companies is listed below:

•	CM Truck Beds
•	Hillsboro Industries
•	Pine Hill Manufacturing
•	Knapheide Manufacturing

Employees

As of September 30, 2022, we had approximately 9 employees in Bull Head Products. The employees are currently not represented by a labor union or collective bargaining agreement. We believe that our relationship with our employees is good.

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Georgia Fire & Rescue Supply LLC

Georgia Fire & Rescue Supply LLC (Georgia Fire) is a distributor of equipment to the firefighting, law enforcement and Emergency Medical Services industries. The company is located at 107 P Rickman Industrial Drive, Canton, Georgia, 30115, USA

On 22 February 2022, ILUS (The “Buyer”) acquired 100% of the shares of Georgia Fire & Rescue Supply LLC, a company beneficially owned by Barbara Jean Whidby (The “Seller”). As consideration, the buyer agreed to pay the seller an aggregate cash purchase price of $900,000 (Nine Hundred Thousand Dollars) on the condition that certain agreed Targets and Key Performance indices are met. The Buyer paid a fixed sum of $680,000 (Six Hundred Eighty Thousand) upon closing and the remaining $220,000 (Two Hundred Twenty Thousand Dollars) will be paid by the Purchaser over a one-year period after closing to the extent the business operations of Georgia Fire & Rescue Supply, LLC meet mutually agreeable performance thresholds. The Buyer also issued the seller 1,500 (One Thousand Five Hundred) restricted Convertible Preference F Shares in the public company llustrato Pictures International Inc. (Symbol: ILUS).

The company receives enquiries and orders through the following means:

•	e-commerce website - https://www.georgiafirerescue.com
•	retail location in Canton, Georgia
•	field sales representatives who call on and demonstrate products to potential customers
•	participation in industry trade shows and events.

The company's products are delivered to the customer from its distribution warehouse in Canton, Georgia or shipped directly from the manufacturer to the end customer.

Georgia Fire has a customer base of over 1,800 customers and currently distributes over 95 brands as follows:

AED Superstore	Flamefighter Corp	Pollard Water
Agility Tech Corp	Fox Fury	Poly Tech
Airstar Space Lighting	FoxFire	Professional Life Support
Ajax Rescue Tools	Froggy’s Fog	R & B Fabrications
Ansell	Full Source	Ram Air Gear Dryer
Black Diamond	Gemtor	Rescue Technology
Bluewater	Groves-Ready Rack	Rhyno - We Cut the Glass
Boston Leather	Helly Hansen	Ringers Gloves
Boswell Oil	Hi-Lift	RIT Safety Solutions
Brightstar	Highwater Hose Inc	Rocky Boots
Brooks Equipment	Holmatro	RollNRack
Bullard	Husky Portable	S&H Fire Products
BullDog Hose	Innotex	Sam Carbis Solutions Group
C & S Supply	Kroll	SCI Structural Composites
CET Fire Pumps Mfg.	Lakeland Fire	Smoke Trainer
CMC Rescue	Lakeland Industries Inc	Starrett
Con-Space	Leader-Tempest	STC Footwear
Council Tool	Lifeliners	Streamlight
Cox Reels	Lion Boots by Thorogood	Super Vac
Denko Foam	Logistics	Task Force Tips
Desert Diamond Industries	Mercedes Textiles Limited	Team Equipment Inc
Dewalt	National Foam	Tele-Lite
Diablo	Nightstick	Thorogood Boots
Dräger	Nupla	Trellchem
Dragon Fire Gloves	ORS	True North Gear
Duo Safety Ladders	Paratech	Turtle Plastics
ESS Eye Safety Systems	Pelican	Unifire
EVAC Systems	Performance Adv. Co.	Vanguard Safety Wear
Fire Hooks Unlimited	Phillips	Warthog
Firefly Signs	Plastix Plus	Wehr Engineering
FireQuip	PMI	Zephyr Tools
FireBug		Ziamatic Corporation

Georgia Fire is an official Dealer of Holmatro Products and partakes in the Holmatro Coop Marketing Program. Through this program, Georgia Fire & Rescue Supply has access to logo’s, product images and information, and a dealer reward scheme. All promotions of the Holmatro range of products by Georgia Fire & Rescue Supply has to be reviewed and approved by Holmatro.

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Competition

A list of Georgia Fire’s competitors is provided below:

•	Fire Safety USA
•	MES Fire
•	Cascade Fire Equipment
•	All Hands Fire
•	US Fire & Safety Equipment Co

Employees

As of September 30, 2022, we had approximately 13 employees in Georgia Fire. The employees are currently not represented by a labor union or collective bargaining agreement. We believe that our relationship with our employees is good.

Quality Industrial Corp.

On May 28, 2022, Modern Art Foundation Inc. (“Modern Art”) Rene Lauritsen and Fastbase Holding Inc. agreed to transfer 77,669,078 shares of common stock in Wikisoft Corp. to Ilustrato Pictures International Inc. (“Ilustrato”). Pursuant to a Stock Transfer Agreement, the company purchased the shares for an aggregate amount of $500,000. Wikisoft Corp. has since changed its name to Quality Industrial Corp. and its OTC Ticker was changed from WSFT to QIND.

As a result of the above transaction, there was a change in control of the Company. The 77,669,078 shares transferred amounts to approximately 77% of the outstanding shares in Quality Industrial Corp. Consequently, ILUS now unilaterally controls the election of our board of directors and the direction of QIND. As a result of the Change of Control, Mr. Quintal resigned as Chairman of the Board, and Mr. Link was appointed as the Chairman of the Board.

Quality International Co Ltd FCZ (not closed)

Quality Industrial Corp. signed a binding Letter of Intent on June 30, 2022, to acquire a 51% interest in Quality International Co Ltd FCZ from the shareholders of Quality International Co Ltd FZC. The agreement is predicated upon the execution and delivery of a definitive Stock Purchase Agreement for the transaction. The parties agreed to act in good faith towards the execution of that agreement following the completion of due diligence.

The agreed total valuation of Quality International Co Ltd FCZ pending completion of final due diligence is up to $300 million and the transaction is structured as an acquisition of 51% of the issued and outstanding shares of the company. As payment, Quality International Co Ltd FCZ will receive up to $150,000,000 pending completion of final due diligence as a combination of cash investment tranches and convertible preferred shares over a period exceeding one year after closing. The convertible preferred shares of QIND will be tied to lock up and leak out clauses. QIND has the right of first refusal to purchase these shares back from Quality International Co Ltd FCZ. Following the first round of due diligence, a first tranche payment of $1,000,000 was made to Quality International Co Ltd FCZ on August 4, 2022, pursuant to the terms of the binding Letter of Intent that was signed on 30 June, 2022.

In the agreed assumed equity valuation, subject to completion of financial due diligence and business valuation, Quality Industrial Corp. will hold 51% of the shareholding of the international process engineering company. As payment, Quality International Co Ltd FCZ will receive a combination of cash investment over a period exceeding one year after closing, with convertible preferred shares of Quality Industrial Corp., which will be tied to lock up and leak out clauses. Quality Industrial Corp. has the right of first refusal to purchase these shares back redeemable at $0.75 per share.

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Quality International Co Ltd FCZ is a United Arab Emirates based process manufacturing company and manufacturer of custom solutions for the oil and gas, power/energy, water, desalination, wastewater, offshore and public safety industries. The company has oil and gas industry certifications in place and is on several global preferred vendor lists.

Intellectual Property

Quality International Co Ltd FCZ does not have own its own registered Intellectual Property rights. The company’s Intellectual Property resides in its specific manufacturing processes, capability, compliance and certifications which have made it a trusted manufacturer for many large global multinationals including but not limited to BP, Shell, Total, Chevron, Sonatrach, Sasol, Gasco.

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Certifications

Quality International Co Ltd FCZ has the following certifications:

Category	Type	Reference
Certification	ISO 9001: 2015	Hamriyah Facility
Certification	ISO 14001:2015	Hamriyah Facility
Certification	ISO 45001:2018	Hamriyah Facility
Certification	Manufacturer and Welding Shop acc. To AD 2000-Code / DIN EN ISO 3834	Hamriyah Facility
Certification	ASME U Certificate of Authorization for Pressure vessels	Hamriyah Facility
Certification	ASME U2 Authorization to Manufacture Class 1 and Class 2 pressure vessels	Hamriyah Facility
Certification	ASME S Authorization to manufacture and assembly of power boilers	Hamriyah Facility
Certification	National Board of Boiler & Pressure Vessel Inspectors – Accreditation of “R” Repair Organizations	Hamriyah Facility
Certification	National Board of Boiler & Pressure Vessel Inspectors – Authorised to apply “NB” mark and register pressure vessels.	Hamriyah Facility

Competition

A list of some Quality Industrial Corp’s competitors is provided below:

•	IFS Solutions
•	Harris Pye
•	Aarya Engineering

Employees

As of September 30, 2022, we had approximately 1750 employees in Quality International Co Ltd FCZ. The employees are currently not represented by a labor union or collective bargaining agreement. We believe that our relationship with our employees is good.

Replay Solutions

Replay Solutions was incorporated by ILUS on the 1st of March 2022. The company recycles and recovers precious metals from electronic and other forms of waste through the use of mechanical and chemical treatments. The company’s “closed loop” concept utilizes electronic waste (E-Waste) and several other types of waste as resources not only to extract precious metals but to re-use all materials such as the plastics which are obtained. The company recycles cleanly, safely, and sustainably from items such as, but not limited to Print Circuit Boards (PCB), Cable wire and car radiators. The waste is shredded, crushed, and ground into powder form before an airflow and an electrostatic separator is used to separate the materials into metal and fibers. From and further refining processes, the various precious metals are obtained.

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Competition

A list of Replay Solution's competitors is provided below:

•	Enviroserve
•	Evciler
•	Mint Innovation
•	Muller Guttenbrunn Group

Employees

As of September 30, 2022, we had approximately 3 employees in Replay Solutions. The employees are currently not represented by a labor union or collective bargaining agreement. We believe that our relationship with our employees is good.

Legal Proceedings

From time to time, we may become party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. Aside from the below, we are not currently a party, as plaintiff or defendant, to any legal proceedings that we believe to be material or which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition or results of operation if determined adversely to us.

Ilustrato Pictures International Inc has applied to the District Court, Clark County, Nevada to have 40,000,000 shares with Ambrose & Keith cancelled as they were issued in error in 2018 as the deal never completed. The case has been won in favor of the company and we are waiting for the court to issue certificate for documentation.

There is a legal dispute between the old CEO and owner Larson Elmore for various claims and the company filed at the Districts Court in Clarkson County in the State of Nevada on October 2, 2022. The company has disputed the claim and argue that Larson Elmore has been misleading the company and its shareholders on various matters including but not limited to liabilities, company commitments and due diligence items presented by Larson Elmore during the takeover process.

Smaller Reporting Company

The Company is a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. There are certain exemptions available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years. As long as we maintain our status as a “smaller reporting company”, these exemptions will continue to be available to us.

Corporate History

We were incorporated as Superior Venture Corp. on April 27, 2010, in the State of Nevada for the purpose of selling wine varietals. On November 9, 2012, we entered into an Exchange Agreement with Ilustrato Pictures Ltd., a British Columbia corporation (“Ilustrato BC”), whereby we acquired all of the issued and outstanding common stock of Ilustrato BC and the shareholders of Ilustrato BC received 1,200,000 shares of our common stock, which represented approximately 15% of our outstanding common stock following the acquisition. On November 30, 2012, Ilustrato BC transferred all of its assets and liabilities to Ilustrato Pictures Limited, our wholly owned subsidiary in Hong Kong (“Ilustrato HK”).

Ilustrato BC was in the business of developing, for international release, feature theatrical films to be financed and distributed domestically by Chinese production companies.

On February 11, 2016, Barton Hollow, LLC, a Nevada limited liability company, and stockholder of the Company, filed an Application for Appointment of Custodian pursuant to Section 78.347 of the Nevada Revised Statutes in the District Court for Clark County, Nevada. Barton Hollow was subsequently appointed custodian of the Company by Order of the Court on Apri1 5, 2016. In accordance with the provisions of the Order, Barton Hollow thereafter moved to reinstate the Company with the State of Nevada, provide for the election of interim officers and directors, and call and hold a stockholder meeting.

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On April 1, 2016, Barton Hollow, together with the newly elected director of the Company, caused the Company to enter into a Letter of Intent to merge with Cache Cabinetry, LLC, an Arizona limited liability company. Cache Cabinetry was a cabinet and design company headquartered in Scottsdale, Arizona that focused on the design and supply of kitchen furnishings to residential clients. Pursuant to the Letter of intent, the parties thereto would endeavor to arrive at, and enter a definitive merger agreement providing for the Merger. As an inducement to the members of Cache Cabinetry, LLC. to enter into the Letter of Intent and thereafter transact, the Company caused 360,000,000 shares of its common stock to be issued to the members.

Subsequently, on Apri1 6, 2016, the Company and Cache Cabinetry, LLC entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). As a result, the stockholders of the Company elected Derrick McWilliams the President and Chief Executive Officer of Cache Cabinetry, LLC , who, along with Barton Hollow, ratified and approved the Merger Agreement and Merger

The Merger closed on June 3, 2016. Upon closing, Cache Cabinetry, LLC. merged into a newly created subsidiary of the Company with the members of Cache Cabinetry, LLC receiving shares of common stock of the Company as consideration therefore. Upon closing of the Merger, Cache Cabinetry, LLC. was the surviving corporation in the merger and wholly owned subsidiary of the Company.

On May 19, 2020, the Company entered into a definitive agreement and Plan of Merger with FB Technologies Global, Inc. The shareholders of FB Technologies Global, Inc. were issued 3,172,175 shares of Series E Preferred Stock for their shares. The merger consummated during the 1st quarter of 2021.

In August 2019 the Company amended its Articles of Incorporation to authorize it to issue up to two billion (2,000,000,000) shares, of which all shares are common stock, with a par value of one-tenth of one cent ($0.001) per share. The Company also created the following 30,000,000 preferred shares with a par value of $0.001 to be designated Class A, B and C.

Class A – 10,000,000 preferred shares that convert at 3 common shares for every 1 preferred class A share and voting rights of 500 common shares for every 1 preferred class A share. All 10,000,000 preferred class A shares have been issued to the Company’s CEO.

Class B – 10,000,000 preferred shares that convert at 3 common shares for every 1 preferred class B common share.

Class C – 10,000,000 preferred shares that convert at 2 common shares for every 1 preferred class C common share with voting rights of 100 common shares for every 1 preferred class C share.

On February 14, 2020, the Company designated preferred Class D shares – 60,741,000 preferred shares; par value $0.001 that convert at 500 common shares for every 1 preferred class D common share with voting rights of 500 common shares for every 1 preferred class D share.

On May 28, 2020, the Company designated preferred Class E shares - 5,000,000 preferred shares; par value $0.001; non-cumulative. Dividends are 6% a year commencing a year after issuance. Dividends to be paid annually. Redeemable at $1.00 per share, 2.25% must be redeemed per quarter, commencing one year after issuance, and shall be redeemed at 130% premium to the redemption value. These shares do not have voting rights.

On May 18, 2020, the Company entered into a definitive agreement and Plan of Merger with FB Technologies Global, Inc, and the shareholders of FB Technologies Global, Inc. were issued 3,172,175 shares of Class E Preferred Stock for their shares 360,000,000 common shares, 60,741,000 Class D preferred and 10,000,000 Class A preferred. A final tranche of preference shares subject to performance to be issued in Quarter 3 of 2022.The merger was consummated during the 1st quarter of 2021.

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On May 29, 2020, the 10,000,000 preferred A and preferred 60,741,000 D shares were transferred to FB Technologies Global, Inc.

On August 26, 2021, the company amended Class B Shares to 100,000,000 shares with par value $0.001 that convert at 100 common shares for every 1 preferred Class B Share with voting rights of 100 common shares for every 1 preferred class B share. Dividends to be paid according to the company’s dividend policy agreed by the board from time to time.

On July 20, 2021, the Company designed preferred Class F shares – 50,000,000 preferred shares; par value $0.001 that convert at 100 common shares for every 1 preferred class F share with no voting rights and no dividends.

The company’s subsidiaries were acquired on the following dates:

January 26, 2021, acquired Firebug Group

March 25, 2021, acquired The Vehicle Converters LLC

April 13, 2021, acquired Bright Concept Detection and Protection System LLC

February 11, 2022, acquired Bull Head Products Inc.

March 31, 2022, acquired Georgia Fire & Rescue Supply LLC

May 28, 2022, acquired Wikisoft Corporation (now Quality Industrial Corp.)

June 30, 2022, signed binding letter of intent with Quality International Co Ltd FCZ

Item 1A. Risk Factors

An investment in our securities involves a high degree of risk. In addition to the other information contained in this Registration Statement on Form 10, prospective investors should carefully consider the following risks before investing in our securities. If any of the following risks actually occur, as well as other risks not currently known to us or that we currently consider immaterial, our business, operating results and financial condition could be materially adversely affected. As a result, the trading price of our common stock could decline, and investors may lose all or part of their investment in our common stock. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” in this Form 10. In assessing the risks below, you should also refer to the other information contained in this Form 10, including the financial statements and the related notes, before deciding to purchase any of our securities.

Risk Related to Covid 19

Our business and future operations may be adversely affected by epidemics and pandemics, such as the COVID-19 outbreak.

We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases, which could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of the world as a whole. For example, the outbreak of COVID-19, which originated in China, was declared by the World Health Organization to be a “pandemic,” and spread across the globe. A health epidemic or pandemic or other outbreak of communicable diseases, such as the COVID-19 pandemic, poses the risk that we, or our current and potential business partners may be disrupted or prevented from conducting business activities for certain periods of time, the durations of which are uncertain, and may otherwise experience significant impairments of business activities, including due to operational shutdowns or suspensions that may be requested or mandated by national or local governmental authorities or self-imposed by us, our users or other business partners. While it is not possible at this time to estimate the full impact that COVID-19 could have on our business, potential users, or other potential business partners, the continued spread of COVID-19, the measures taken by the local and federal government, actions taken to protect employees, and the impact of the pandemic on various business activities could adversely affect our results of operations and financial condition.

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 Risks Relating to Macro Conditions and Our Financial Condition

If we are unable to successfully identify, complete and integrate acquisitions, our results of operations could be adversely affected.

Acquisitions have been and will continue to be a significant component of our growth strategy. We seek to identify and complete acquisitions and may continue to make strategic acquisitions. Our previous or future acquisitions may not be successful or may not generate the financial benefits that we expected to achieve at the time of acquisition. In addition, there can be no assurance that we will be able to locate suitable acquisition candidates in the future or acquire them on acceptable terms or, because of competition in the marketplace and limitations imposed by the agreements governing our indebtedness or the availability of capital, that we will be able to finance future acquisitions. Acquisitions involve special risks, including, without limitation, the potential assumption of unanticipated liabilities and contingencies, difficulty in assimilating the operations and personnel of the acquired businesses, disruption of our existing business, dissipation of our limited management resources and impairment of relationships with employees and customers of the acquired business as a result of changes in ownership. While we believe that strategic acquisitions can improve our competitiveness and profitability, these activities could have a material adverse effect on our business, financial condition, and operating results. We may incur significant costs such as transaction fees, professional service fees and other costs related to future acquisitions. We may also incur integration costs following the completion of any such acquisitions as we integrate the acquired business with the rest of our Company. Although we expect that the realization of efficiencies related to the integration of any acquired businesses will offset the incremental transaction and acquisition-related costs over time, this net financial benefit may not be achieved in the near term, or at all.

Inability to Continue Developing New Products.

Our ability to continue to grow organically is tied in large part to our ability to continue to develop new products. A failure to continue to develop and deliver new, innovative, and competitive products to the market could limit sales growth and negatively impact our Company and our financial condition, results of operations and cash flow.

Risks associated with climate change and other environmental impacts, and increased focus and evolving views of our customers, shareholders, and other stakeholders on climate change issues, could negatively affect our business and operations.

The effects of climate change create short and long-term financial risks to our business, both in the U.S. and globally. We have significant operations located in regions that have been, and may in the future be, exposed to significant weather events and other natural disasters. Climate related changes can increase variability in or otherwise impact natural disasters, including weather patterns, with the potential for increased frequency and severity of significant weather events (e.g., flooding, hurricanes, and tropical storms), natural hazards (e.g., increased wildfire risk), rising mean temperature and sea levels, and long-term changes in precipitation patterns (e.g., drought, desertification, and/or poor water quality). We expect climate change could affect our facilities, operations, employees, and communities in the future, particularly at facilities in coastal areas and areas prone to extreme weather events and water scarcity. Our suppliers are also subject to natural disasters that could affect their ability to deliver or perform under our contracts, including as a result of disruptions to their workforce and critical infrastructure. Disruptions also impact the availability and cost of materials needed for manufacturing and could increase insurance and other operating costs.

Increased worldwide focus on climate change has led to legislative and regulatory efforts to combat both potential causes and adverse impacts of climate change, including regulation of greenhouse gas emissions. New or more stringent laws and regulations related to greenhouse gas emissions and other climate change related concerns may adversely affect us, our suppliers, and our customers. Some of our facilities are, for example, engaged in manufacturing processes that produce greenhouse gas emissions, including carbon dioxide, or rely on products from others that do so. We have worked for years to reduce our reliance on fossil-based energy sources, to decrease our greenhouse gas emissions, to reduce our consumption of water and production of waste, and to ensure our compliance with environmental regulations where we operate, enhancing our record of environmental sustainability. However, new, and evolving laws and regulations could mandate different or more restrictive standards, could require capital investments to transition to low carbon technologies, could adversely impact our ongoing operations, and could require changes on a more accelerated time frame. Our suppliers may face similar challenges and incur additional compliance costs that are passed on to us. These direct and indirect costs may adversely impact our results

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We may be adversely affected by the effects of inflation.

Inflation in wages, materials, parts, equipment, and other costs has the potential to adversely affect our results of operations, cash flows and financial position by increasing our overall cost structure, particularly if we are unable to achieve commensurate increases in the prices, we charge our customers for our products and services. In addition, the existence of inflation in the economy has the potential to result in higher interest rates, which could result in higher borrowing costs, supply shortages, increased costs of labor, weakening exchange rates and other similar effects.

We are Dependent on the Availability of Raw Materials, Parts and Components Used in our Products.

While the Company manufactures certain parts and components used in its products, the Company also requires substantial amounts of raw materials and purchases certain parts and components from suppliers. The availability of and prices for raw materials, parts and components may be subject to curtailment or change due to, among other things, suppliers’ allocations to other purchasers, interruptions in production by suppliers, including due to geopolitical or civil unrest, unfavorable economic or industry conditions, labor disruptions, supply chain disruptions, catastrophic weather events, natural disasters, the occurrence of a contagious disease or illness, changes in exchange rates and prevailing price levels. Any change in the supply of, or price for, these raw materials or parts and components could materially affect the Company and its financial condition, results of operations and cash flow.

Using the recent example of our acquisition, Bull Head Products Inc., the demand for new trucks has not declined during Covid-19, but instead there was a delay in the delivery of new Pickup trucks due to a shortage of electronic chips. Historically, 68% of the truck beds built by Bull Head Products are for installation of a truck bed on a new pickup truck. There has not been a significant shift to installation on older trucks, but instead, the customers wait for confirmation of the delivery of new trucks before ordering a new truck bed. Bull Head Products Inc. also has order backlogs of over 9 months due to customers waiting for their new trucks to be delivered. One-third of our current enquiries are impacted by a delay in delivery of new pick-up trucks, which presents a risk to Bull Head Products Inc.

Increases in the price of commodities could impact the cost or price of our products, which could impact our ability to sustain and grow earnings.

Our manufacturing processes consume significant amounts of raw materials, the costs of which are subject to worldwide supply and demand factors, as well as other factors beyond our control. Raw material price fluctuations may adversely affect our results. We purchase, directly and indirectly through component purchases, significant amounts of plastic, aluminum, steel, and other raw materials. In the past raw material prices have experienced volatility which has been unforeseen and unexpected. Commodity pricing has fluctuated over the past few years and may continue to do so in the future. Such fluctuations could have a material effect on our results of operations, balance sheets and cash flows and impact the comparability of our results between financial periods.

We May be Subject to Loss in Market Share and Market Acceptance as a Result of Performance Failures, Manufacturing Errors, Delays or Shortages.

There is a risk that for unforeseen reasons we may be required to repair or replace products in use or to reimburse customers for products that fail to work or meet strict performance criteria. To date, we have experienced some product failures related to electronic and mechanical components within equipment and vehicles. These are either repaired under warranty or at cost to the customer or under a maintenance agreement.

Other disruptions in the supply chain process or product sales and fulfilment systems for any reason, including equipment malfunction, failure to follow specific protocols and procedures, supplier facility shut-downs, defective raw materials, wars and conflict, natural disasters such as hurricanes, tornadoes or wildfires, property damage from riots, and other environmental factors and the impact of epidemics or pandemics, such as Covid-19, and actions by businesses, communities and governments in response, could lead to launch delays, product shortage, unanticipated costs, lost revenues and damage to our reputation.

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We have taken steps to limit remedies for product failure to the repair or replacement of malfunctioning or non-compliant products or services, and also attempt to exclude or minimize exposure to product and related liabilities by including in our standard agreements warranty disclaimers and disclaimers for consequential and related damages as well as limitations on our aggregate liability. From time to time, in certain sales transactions, we may negotiate liability provisions that vary from such standard forms. There is a risk that our contractual provisions may not adequately minimize our product and related liabilities or that such provisions may be unenforceable. We intend to carry product liability insurance, but coverage we secure may not be adequate to cover potential claims. Moreover, to the extent we have to repair, reimburse, or expend funds to cover customer service issues, our results of operations will be negatively affected.

We Will Rely in Part Upon Sales Reps, Retailers and Distribution Partners to Distribute our Products, and We May Be Adversely Affected if Those Parties do not Actively Promote our Products or Pursue Customers Who Would Have a Potential Demand for our Products.

We estimate that a significant portion of our revenue will come from sales to partners through sales reps, retailers, distributors, and resellers. Some of these relationships have not been formalized in detailed contracts and may be subject to termination at any time. Even where these relationships are formalized in a detailed contract, the agreements are often terminable with little or no notice and subject to periodic amendment. We cannot control the amount and timing of resources that our partners devote to activities on our behalf.

We intend to continue to seek strategic relationships to distribute, license and sell certain of our products. We, however, may not be able to negotiate acceptable relationships in the future and cannot predict whether current or future relationships will be successful.

The Markets the Company operates in are Highly Competitive which Could Reduce Sales and Operating Margins.

Most of the Company’s products are sold in competitive markets. Maintaining and improving a competitive position will require continued investment in manufacturing, engineering, quality standards, marketing, customer service and support and distribution networks. The Company may not be successful in maintaining its competitive position. The Company’s competitors may develop products and methods that are more efficient or may adapt quicker to new technologies or evolving customer requirements. The Company may not be able to compete successfully with existing competitors or with new competitors. Pricing pressures may require the Company to adjust the prices of products to stay competitive. Failure to continue competing successfully could reduce sales, operating margins, and overall financial performance.

The Company’s Business Operations May Be Adversely Affected by Information Systems Interruptions or Intrusion.

The Company depends on various information technologies to administer, store, and support multiple business activities. If these systems are damaged, cease to function properly or are subject to cyber-security attacks, such as those involving unauthorized access, malicious software and/or other intrusions, the Company could experience production downtimes, operational delays, other detrimental impacts on operations or the ability to provide products and services to its customers, the compromising of confidential or otherwise protected information, destruction or corruption of data, security breaches, other manipulation or improper use of the Company’s systems or networks, financial losses from remedial actions, loss of business or potential liability, penalties, fines and/or damage to the Company’s reputation. While the Company attempts to mitigate these risks by employing a number of measures, including employee training, technical security controls and maintenance of backup and protective systems, the Company’s systems, networks, products, and services remain potentially vulnerable to known or unknown threats, any of which could have a material adverse effect on the Company and its financial condition or results of operations. Further, given the unpredictability, nature, and scope of cyber-security attacks, it is possible that potential vulnerabilities could go undetected for an extended period.

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Changes to Geopolitical and Economic Conditions in the U.S. and Foreign Countries in Which the Company Operates Could Adversely Affect the Company.

The Company expects international operations and export sales to continue to be significant for the foreseeable future. The Company’s sales from international operations and sales from export are both subject in varying degrees to risks inherent in doing business outside the U.S. These risks include the following:

•	possibility of unfavorable circumstances arising from host country laws or regulations and the risks related to required compliance with local laws.
•	risks of economic instability, including due to inflation.
•	currency exchange rate fluctuations and restrictions on currency repatriation.
•	potential negative consequences from changes to taxation policies.
•	disruption of operations from labor and political disturbances.
•	withdrawal from or renegotiation of international trade agreements and other restrictions on the trade between the United States and other countries.
•	changes in tariff and trade barriers, including uncertainty caused by the evolving relations between the United States, United Kingdom, EU, the United Arab Emirates, and India; and
•	geopolitical events, including natural disasters, climate change, public health issues, political instability (such as war between Ukraine and Russia), terrorism, insurrection, or war.

Any of these events as well as related events not aforementioned, could have a materially adverse impact on the Company and its operations.

Uncertainty Related to Environmental Regulation and Industry Standards, as well as Physical Risks of Climate Change, Could Impact the Company’s Results of Operations and Financial Position.

Increased public awareness and concern regarding environmental risks, including global climate change, may result in more international, regional and/or federal requirements or industry standards to reduce or mitigate global warming and other environmental risks. New climate change laws and regulations could require the Company to change its manufacturing processes or obtain substitute materials that may cost more or be less available for its manufacturing operations. Various jurisdictions in which the Company does business have implemented, or in the future could implement or amend, restrictions on emissions of carbon dioxide or other greenhouse gases, limitations or restrictions on water use, the production of single use plastics, regulations on energy management and waste management and other climate change-based rules and regulations, which may increase the Company’s expenses and adversely affect its operating results. In addition, the physical risks of climate change may impact the availability and cost of materials, sources and supply of energy, product demand and manufacturing and could increase insurance and other operating costs. The expected future increased worldwide regulatory activity relating to climate change could expand the nature, scope, and complexity of matters that the Company is required to control, assess, and report. If environmental laws or regulations or industry standards are either changed or adopted and impose significant operational restrictions and compliance requirements upon the Company, its suppliers, its customers or its products, or the Company's operations are disrupted due to physical impacts of climate change on the Company, its customers or its suppliers, the Company's business, results of operations and financial condition could be adversely impacted.

Significant Movements in Foreign Currency Exchange Rates May Harm the Company’s Financial Results.

The Company is exposed to fluctuations in foreign currency exchange rates, particularly with respect to the Euro, British Pound, Indian Rupee, UAE Dirham and Serbian Dinar. Any significant change in the value of the currencies of the countries in which the Company does business against the U.S. Dollar could affect the Company’s ability to sell products competitively and control its cost structure, which could have a material adverse effect on results of operations.

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A Significant or Sustained Decline in Commodity Prices Could Negatively Impact the Levels of Expenditures by Certain of the Company’s Customers.

Demand for the Company’s products depends, in part, on the level of new and planned expenditures by certain of its customers. The level of expenditures by the Company’s customers is dependent on, among other factors, general economic conditions, availability of credit, economic conditions within their respective industries and expectations of future market behavior. The Company’s profitability may be adversely affected during any periods of unexpected or rapid increases in interest rates and volatility in commodity prices, can negatively affect the level of these activities and can result in postponement of capital spending decisions or the delay or cancellation of existing orders. The ability of the Company’s customers to finance capital investment and maintenance may also be affected by the conditions in their industries. Reduced demand for the Company’s products could result in the delay or cancellation of existing orders or lead to excess manufacturing capacity, which unfavorably impacts the absorption of fixed manufacturing costs. This reduced demand could have a material adverse effect on the Company and its financial condition and results of operations.

We are dependent on financing for the continuation of our operations.

It can at times be difficult to predict our capital needs on a monthly, quarterly, or annual basis. Our future is dependent upon our ability to obtain profitable operations or financing. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. We do not have financing in place at this time for all future planned acquisitions. We may not have access to financing or on terms that are acceptable to us. Any lack of funds from operations or fundraisings for any shortage could be detrimental to our ability to continue operations and negatively impact us and our financial condition, results of operations and cash flow.

Risks Related to Legal, Accounting and Regulatory Matters

An Unfavorable Outcome of Any Pending Contingencies or Litigation Could Adversely Affect the Company.

The Company is currently not involved in pending legal proceedings arising in the ordinary course of business. Where it is reasonably possible to do so, the Company accrues estimates of the probable costs for the resolution of these matters. These estimates based upon an analysis of potential results and settlement strategies. It is possible, however, that future operating results for any particular quarter or annual period could be affected by changes in assumptions. For additional detail related to this risk, see Item 8, “Legal Proceedings”.

The Sale of our Products Involves Potential Product Liability and Related Risks that Could Expose us to Significant Insurance and Loss Expenses.

We face an inherent risk of exposure to product liability claims if the use of our products results in, or is believed to have resulted in, illness or injury. Any product liability claim may increase our costs and adversely affect our revenue and operating income. Moreover, liability claims arising from a serious adverse event may increase our costs through higher insurance premiums and deductibles for our insurances we have with Firebug Group, Georgia Fire and Bull Head Products and may make it more difficult to secure adequate insurance coverage in the future. In addition, our product liability insurance may fail to cover future product liability claims, which, if adversely determined, could subject us to substantial monetary damages. Georgia Fire, Bull Head Products and Firebug all have General Liability Cover.

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Failure by us to Maintain the Proprietary Nature of our Technology, Intellectual Property and Manufacturing Processes Could Have a Material Adverse Effect on our Business, Operating Results, Financial Condition, Stock Price, and on our Ability to Compete Effectively.

We principally rely upon patent, trademark, copyright, trade secret and contract law to establish and protect our proprietary rights. There is a risk that claims allowed on any patent licenses or trademarks we hold may not be broad enough to protect our technology. In addition, our patent licenses or trademarks may be challenged, invalidated or circumvented and we cannot be certain that the rights granted thereunder will provide competitive advantages to us. Moreover, any current or future issued or licensed patents, or trademarks, or currently existing or future developed trade secrets or know-how may not afford sufficient protection against competitors with similar technologies or processes, and the possibility exists that certain of our already issued patents or trademarks may infringe upon third party patents or trademarks or be designed around by others. In addition, there is a risk that others may independently develop proprietary technologies and processes, which are the same as, substantially equivalent, or superior to ours, or become available in the market at a lower price.

In addition, foreign laws treat the protection of proprietary rights differently from laws in the United States and may not protect our proprietary rights to the same extent as U.S. laws. The failure of foreign laws or judicial systems to adequately protect our proprietary rights or intellectual property, including intellectual property developed on our behalf by foreign contractors or subcontractors may have a material adverse effect on our business, operations, financial results, and stock price.

There is a risk that we have infringed or in the future will infringe patents or trademarks owned by others, that we will need to acquire licenses under patents or trademarks belonging to others for technology potentially useful or necessary to us, and that licenses will not be available to us on acceptable terms, if at all.

We may have to litigate to enforce our patents or trademarks or to determine the scope and validity of other parties’ proprietary rights. Litigation could be very costly and divert management’s attention. An adverse outcome in any litigation may have a severe negative effect on our financial results and stock price. To determine the priority of inventions, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office or oppositions in foreign patent and trademark offices, which could result in substantial cost and limitations on the scope or validity of our patents or trademarks.

We also rely on trade secrets and proprietary know-how, which we seek to protect by confidentiality agreements with our employees, consultants, service providers and third parties. There is a risk that these agreements may be breached, and that the remedies available to us may not be adequate. In addition, our trade secrets and proprietary know-how may otherwise become known to or be independently discovered by others.

Compliance with Changing Regulation of Corporate Governance and Public Disclosure May Result in Additional Expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

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If we Fail to Comply with the Rules under the Sarbanes-Oxley Act Related to Accounting Controls and Procedures, or if Material Weaknesses or Other Deficiencies are Discovered in our Internal Accounting Procedures, our Stock Price Could Decline Significantly.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent auditors addressing these assessments. We are in the process of documenting and testing our internal control procedures, and we may identify material weaknesses in our internal control over financial reporting and other deficiencies. If material weaknesses and deficiencies are detected, it could cause investors to lose confidence in our Company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our Common Stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

Failure To Comply with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act or Other Applicable Anti-bribery Laws Could Have an Adverse Effect on the Company.

The U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and similar anti-bribery laws in other jurisdictions generally prohibit companies and their intermediaries from making improper payments for the purpose of obtaining or retaining business. Recent years have seen a substantial increase in anti-bribery law enforcement activity with more frequent and aggressive investigations and enforcement proceedings by both the Department of Justice and the SEC, increased enforcement activity by non-U.S. regulators and increases in criminal and civil proceedings brought against companies and individuals. The Company’s policies mandate compliance with all anti-bribery laws. However, the Company operates in certain countries that are recognized as having governmental and commercial corruption. The Company’s internal control policies and procedures may not always protect it from reckless or criminal acts committed by employees or third-party intermediaries. Violations of these anti-bribery laws may result in criminal or civil sanctions, which could have a material adverse effect on the Company and its financial condition and results of operations.

Changes in Tax laws or Exposure to Additional Income Tax Liabilities Could have a Material Impact on our Company, the Results of Operations, Financial Conditions and Cash Flows.

We are subject to income taxes, as well as non-income-based taxes in the jurisdictions in which we operate, as well as jurisdictions such as the United States, in which we intend to have operations. The tax laws in these could change on a prospective or retroactive basis, and any such changes could adversely affect us and our effective tax rate.

Taxation regulation in territories around the world can also change very quickly, which may mean that all the implications for businesses may not have been fully thought through by the regulating authorities before final guidelines and laws are issued. Furthermore, any changes made by tax authorities, together with other legislative changes, to the mandatory sharing of company information (financial and operational) with tax authorities on both a local and global basis, could lead to disagreements between jurisdictions with respect to the proper allocation of profits between such jurisdictions. We therefore continuously monitor changes to tax regulation and double tax treaties between the territories in which we operate. We also maintain a comprehensive transfer pricing policy to govern the flow of funds between various tax territories.

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We are further subject to ongoing tax audits in the various jurisdictions in which we operate. We regularly assess the likely outcomes of these audits in order to determine the appropriateness of our tax provisions. However, there can be no assurance that we will accurately predict the outcomes of these audits, which could have a material impact on the business, financial condition, results of operations, and cash flows.

While we have recorded reserves for potential payments to various tax authorities related to uncertain tax positions, the calculation of such tax liabilities involves the application of complex tax regulations in many jurisdictions. Therefore, any dispute with a tax authority may result in payment that is significantly different from our estimates. If the payment proves to be less than the recorded reserves, the reversal of the liabilities would generally result in tax benefits being recognized in the period when we determine the liabilities to be no longer necessary. Conversely, if the payment proves to be more than the reserves, we could incur additional charges, and these could have a materially adverse effect on the business, financial condition, results of operations, and cash flows.

Laws and Regulations Governing International Business Operations Could Adversely Impact Our Company.

The US Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), and the Bureau of Industry and Security at the US Department of Commerce (“BIS”) administer certain laws and regulations that restrict US persons and, in some instances, non-US persons, in conducting activities, transacting business with, or making investments in certain countries, governments, entities and individuals subject to US economic sanctions.

Our international operations subject us to these laws and regulations, which are complex, restrict business dealings with certain countries, governments, entities, and individuals, and are constantly changing. Further restrictions may be enacted, amended, enforced, or interpreted in a manner that materially impacts our operations. From time to time, certain subsidiaries have limited business dealings in countries subject to comprehensive sanctions.

Certain of our subsidiaries sell products, and may provide related services, to distributors and other purchasing bodies in such countries. These business dealings represent an insignificant amount of our consolidated revenues and income but expose us to a heightened risk of violating applicable sanctions regulations. Violations of these regulations are punishable by civil penalties, including fines, denial of export privileges, injunctions, asset seizures, debarment from government contracts and revocations or restrictions of licenses, as well as criminal fines and imprisonment.

We have established policies and procedures designed to assist with compliance with such laws and regulations. However, there can be no assurance that these will prevent us from violating these regulations in every transaction in which we may engage. As such a violation could adversely affect our reputation, business, financial condition, results of operations and cash flows.

General Risk Factors

The Company’s Success Depends on Its Executive Management and Other Key Personnel.

The Company’s future success depends to a significant degree on the skills, experience and efforts of its executive management and other key personnel and their ability to provide the Company with uninterrupted leadership and direction. The loss of the services of any of the executive officers or a failure to provide adequate succession plans for key personnel could have an adverse impact on the Company. The availability of highly qualified talent is limited and the competition for talent is robust. However, the Company provides long-term equity awards and certain other benefits for its executive officers which provides incentives for them to make a commitment to the Company. The Company’s future success will depend on its ability to have adequate succession plans in place and to attract, retain and develop qualified personnel. A failure to efficiently replace executive management members and other key personnel and to attract, retain and develop new qualified personnel could have an adverse effect on the Company’s operations and implementation of its strategic plan.

Challenges with Respect to Labor Availability Could Negatively Impact the Company’s Ability to Operate or Grow the Business.

The Company’s success depends in part on the ability of its businesses to proactively attract, motivate, and retain a qualified and highly skilled workforce in an intensely competitive labor market. A failure to attract, motivate and retain highly skilled personnel could adversely affect the Company’s operating results or its ability to operate or grow the business. Additionally, any labor stoppages or labor disruptions, including due to geopolitical unrest, unfavorable economic or industry conditions, catastrophic weather events, natural disasters or the occurrence of a contagious disease or illness could adversely affect the Company’s operating results or its ability to operate or grow the business.

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Risks Related to our Management and Control Persons

We are dependent on the continued services of our Director and Chairman and if we fail to keep them or fail to attract and retain qualified senior executives and key technical personnel, our business may not be able to expand.

We are dependent on the continued availability of Chairman, Nicolas Link and Director, John-Paul Backwell, and the availability of new executives to implement our business plans. The market for skilled employees is highly competitive, especially for employees in our industry. Although we expect that our planned compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance, but the company is currently investigating and plans to obtain one. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

Our Officers and Key Personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is lengthy, costly, and disruptive.

If we lose the services of our officers and key personnel and fail to replace them if they depart, we could experience a negative effect on our financial results and stock price. The loss and our failure to attract, integrate, motivate, and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

Risks Relating to our Common Stock

We may conduct offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

We may be required to conduct equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If our common stock shares are issued in return for additional funds, the price per share could be lower than that paid by our current shareholders but with the aim to increase overall value for all shareholders. We anticipate continuing to rely on equity sales of our common stock shares in order to fund our business operations. If we issue additional common stock shares or securities convertible into shares of our common stock, your percentage interest in us could become diluted.

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Our common stock price may be volatile and could fluctuate, which could result in substantial losses for investors.

Our common stock is quoted on the OTC Pink Market under the symbol, “ILUS.” The market price of our common stock is likely to be volatile and could fluctuate in price in response to various factors, many of which are beyond our control, including:

▪	government regulation of our Company and operations.
▪	the establishment of partnerships.
▪	intellectual property disputes.
▪	additions or departures of key personnel.
▪	sales of our common stock.
▪	our ability to integrate operations, technology, products and services.
▪	our ability to execute our business plan.
▪	operating results below expectations.
▪	loss of any strategic relationship.
▪	industry developments.
▪	economic and other external factors; and
▪	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could cause our stock price to fall.

If our existing stockholders, sell, or indicate an intention to sell, substantial amounts of our common stock in the public market after the contractual and securities law restrictions on resale of such common stock lapse, or after those shares become registered for resale pursuant to an effective registration statement, the trading price of our common stock could decline. As of September 26, 2022, a total of 1,325,230,699 shares of our common stock were outstanding. Of those shares, only 96,933,333 are currently without restriction, in the public market. Upon the effectiveness of any registration statement, we could elect to file with respect to any outstanding shares of common stock, any sales of those shares or any perception in the market that such sales may occur could cause the trading price of our common stock to decline.

We have never declared or paid any cash dividends or distributions on our capital stock.

We have never declared or paid any cash dividends or distributions on our capital stock. While we may not anticipate paying a dividend in the short-term and we currently intend to retain short-term earnings for growth, we may do so in the medium to long-term future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

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We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Projections may not be timely made and set at expected performance levels and could affect the price of our shares.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares. The SEC has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person’s account for transactions in penny stocks, and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person, and
•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

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Risks Relating to Our Company and Industry

The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation in our industry is of significant importance to the success of our business. A well-recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the industry is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

In the event that we are unable to successfully compete in our industry, we may not see lower profit margins

We face substantial competition in our industry. Due to our smaller size, it can be assumed that some of our competitors have greater financial, technical, and other competitive resources. Accordingly, these competitors may have already begun to establish superior technologies in our industry. We will attempt to compete against these competitors by developing technology that exceed what is offered by our competitors. However, we cannot assure you that our technology will outperform competing technology, or that our competitors will not develop new products or services that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their products, then it may not be possible for us to market our products at prices that are economically viable. Increased competition could result in:

•	Lower than projected revenues;

•	Price reductions and lower profit margins.

Any one of these results could adversely affect our business, financial condition, and results of operations.

In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition, and results of operations.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our services and platform. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

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We may fail to successfully integrate acquisitions or otherwise be unable to benefit from pursuing acquisitions.

We believe there are meaningful opportunities to grow through acquisitions and joint ventures across all service categories and we expect to continue a strategy of selectively identifying and acquiring businesses with complementary services. We may be unable to identify, negotiate, and complete suitable acquisition opportunities on reasonable terms. There can be no assurance that any business acquired by us will be successfully integrated with our operations or prove to be profitable to us. We may incur future liabilities related to acquisitions. Should any of the following problems, or others, occur as a result of our acquisition strategy, the impact could be material:

•	difficulties integrating personnel from acquired entities and other corporate cultures into our business; difficulties integrating information systems;

•	the potential loss of key employees of acquired companies;

•	the assumption of liabilities and exposure to undisclosed or unknown liabilities of acquired companies; or the diversion of management attention from existing operations.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers, and employees.

Our Articles of Incorporation contain provisions that eliminate the liability of our directors for monetary damages to our Company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers, and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers, and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers, and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers, and employees even though such actions, if successful, might otherwise benefit our Company and shareholders.

Item 2. Financial Information

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this Form 10. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations, and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. See “Cautionary Note Regarding Forward-Looking Statements” at the beginning of this Form 10.

Overview

ILUS is a Nevada Corporation primarily focused on the public safety, industrial and renewable energy sectors. Through its wholly owned subsidiary, Emergency Response Technologies Inc. (“ERT”), ILUS aims to provide technology that protects communities, front line personnel and assets by acquiring technology and solutions for the emergency response sector. This sector includes Fire and Rescue Services, Law Enforcement, Emergency Medical Services and Emergency Management. The company also has an Industrial and Manufacturing subsidiary, Quality Industrial Corp., which is focused on the acquisition and growth of process manufacturing and industrial companies. Furthermore the company has a Mining and Renewable Energy subsidiary which is focused on the incorporation, acquisition and growth of companies in the sustainable mining and renewable energy sectors.

ILUS has three existing distinct divisions which serve a diverse global customer base, and the company also has plans to launch a Defense division. An overview of the current divisions is found below:

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Emergency & Response division:

Emergency Response Technologies is a subsidiary of ILUS, whose operating companies design, manufacture and distribute specialty equipment, vehicles and related parts and services. We provide firefighting equipment, firefighting vehicles, firefighting vehicle superstructures, distribution of equipment for emergency services, fire protection equipment sales, installation, and maintenance as well as servicing/maintenance of Firefighting, Rescue and Emergency Medical Services equipment.

Industrial & Manufacturing division:

This division is specialized in the manufacturing and assembling of process equipment, piping, and modules for the oil, gas, and energy sectors with over two decades of experience and key end-users in the Oil & Gas, Off-shore, Refineries & Petrochemical, Waste-water treatment plants and Chemical, Fertilizer, Metals & Mineral Processing industries. The international end-users include such as, but not limited to Chevron, BP, Shell, Total, Sasol, Gasco. The sub-division has capabilities of undertaking design, detailed engineering, procurement, fabrication, site erection, commissioning, testing & handing over of process equipment.

Mining & Renewable Energy division:

This division is engaged in the Mining & Renewable Energy industry currently through its subsidiary Replay Solutions with recycling and recovery of precious metals from electronic waste. We incorporate a ‘Closed loop’ concept where we use E – Waste and data destruction as a resource not only to extract precious metals but to reuse all materials found in E-Waste such as plastics. We recycle cleanly, safely, and sustainably on items such as, but not limited to Print Circuit Boards (PCB) and precious metals, Cable wire, car radiator shredding and separation. We shred, crush, and grind the board to powder form and then use an airflow and an electrostatic separator to separate the materials into metal and fibers.

Factors Affecting Our Performance

The primary factors affecting our results of operations include:

General Macro Economic Conditions

Our business is impacted by the global economic environment, employment levels, consumer confidence, government, and municipal spending. Global instability in securities markets and the war in Ukraine are among other factors that can impact our financial performance. In particular, changes in the U.S. economic climate can impact the demand of our products range. In addition, the impact of taxes and fees can have a dramatic effect on the availability, lead-times and costs associated with raw materials and parts for our product range.

Our purchases are discretionary by nature and therefore sensitive to the availability of financing, consumer confidence, and unemployment levels among other factors and are affected by general U.S. and global economic conditions, which create risks that future economic downturns will further reduce consumer demand and negatively impact our sales.

While less economically sensitive than the Emergency Response sector, the Industrial and Manufacturing sectors are also impacted by the overall economic environment. Tenders can be withdrawn and lead times for the manufacturing can be affected which can result in cancellation of orders if not delivered on time.

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Impact of Acquisitions

Historically a significant component of our growth has been through the acquisition of businesses in our targeted sectors. We typically incur upfront costs as we incorporate and integrate acquired businesses into our operating philosophy and operational excellence. This includes consolidation of supplies and raw materials, optimized logistics and production processes, and other restructuring and improvements initiatives. The benefits of these integration efforts may not positively impact our financial results instantly but has historically been the case in future periods.

We recognize acquired assets and liabilities at fair value. This includes the recognition of identified intangible assets and goodwill. In addition, assets acquired, and liabilities assumed generally include tangible assets, as well as contingent assets and liabilities.

Recent Developments and Plan of Operations

First Half of 2022

In the first half of 2022, ILUS planned to acquire specific manufacturing and distribution capability in the United States as well as additional technological and strategic advancement. ILUS therefore acquired Bull-Head Products, a Tennessee based manufacturer specialist vehicle truck beds and vehicle conversions, Georgia Fire & Rescue, Georgian based distributor of firefighting equipment, and Quality Industrial Corp. a Special Purpose Vehicle listed on the OTCQB intended for the acquisition Quality International Co Ltd FCZ which the company signed a binding letter of intent to acquire on June 30, 2022, and for further strategically aligned acquisitions. In February 2022, ILUS hired a Chief Financial Officer (CFO) for the Company and in June 2022 ILUS hired a Chief Commercial Officer.

Second Half of 2022

In the second half of 2022 which is already underway, ILUS completed its audit process for 2020 and 2021 therefore it is filing this Form 10-12G Registration Statement with the U.S. Securities and Exchange Commission (the "SEC") to become a fully reporting company. In the second half of 2022 the company expects to sign the definitive agreement to acquire 51% of Quality International Co Ltd FCZ and the company also expects to acquire other companies in the Emergency Response technology and manufacturing sectors. ILUS is in the process of launching an approved investment project in Serbia, whereby it has been approved to obtain subsidies from the Serbian government for the employment of Serbian nationals, for the property and for the required machinery and equipment. The company is engaged with an Investment Bank to complete a planned subsidiary IPO, which is governed by a confidentiality agreement. ILUS plans to appoint Strategic Advisors to strengthen the organization and its corporate governance for its first planned subsidiary up list to a major stock exchange.

First Half of 2023

In the first half of 2023, ILUS plans to further integrate and consolidate continued Emergency Response technology and manufacturing acquisitions into the group. The company also plans to further expand operations through a newly formed Defense subsidiary. The focus will be on the international expansion of its subsidiaries through strategically aligned acquisitions and the growth of the operating companies. ILUS anticipates hiring additional finance, legal and acquisition personnel to facilitate and manage the growth as well as additional Strategic Advisors, consisting of experienced individuals from the Emergency Response, Industrial, Manufacturing, Mining, Renewable Energy and UAV sectors.

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Results of Operations for the Years Ended December 31, 2021, and 2020

Revenues

We earned revenues of $11,263,875 for the year ended December 31, 2021, as compared with $0 for the year ended December 31, 2020. The increase in revenues is a result of our acquired subsidiaries in 2021. We anticipate an increase in revenue for 2022 on account of more acquisitions and growth. Revenues have increased during the first two quarters of 2022, and we anticipate continued growth during the remainder of 2022. We will need further financing to maximize our growth potential.

Our cost of goods sold was $7,489,784 for the year ended December 31, 2021, resulting in gross profit of $3,774,091.07 for the year ended December 31, 2021, compared with $0 for the year ended December 31, 2020.

Operating Expenses

We incurred $1,165,229 on account of operating expenses for the year ended December 31, 2021, as compared with $80,185 in expenses for the year ended December 31, 2020. Our operating expenses increased in 2021 because of our acquired subsidiaries and operations.

	Year ended December 31, 2021	Year ended December 31, 2020
Marketing & sales	$58,695	0
General and Administrative	$1,106,533	$80,185
Total Operating expenses	$1,165,229	$80,185

Other Income & Expenses

We had non-Operating income of $11,835,500 for the year ended December 31, 2021, as compared with zero non-Operating income for the year ended December 31, 2020.

We had Non-operating Expense of $463,886 for the year ended December 31, 2021, as compared with zero non-Operating expenses for the year ended December 31, 2020.

Our other income for the year 2021 was related to investment. Further, we do not expect such other income in future quarters.

Net Income/Net Loss

We recorded net income of $13,980,477 for the year ended December 31, 2021, compared to a net loss of $80,185 for the year ended December 31, 2020.

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Results of Operations for the Nine Months Ended September 30, 2022

Revenues

We earned revenues of $43,110,165.58 for the nine months ended September 30, 2022, as compared with $6,505,394 for the same period in 2021. The increase in revenues is a result of our acquired subsidiaries as well as progress in operations. Considering more acquisitions, increase in revenue is anticipated for the balance of 2022.

Our cost of goods sold was $28,580,965 for the nine months ended September 30, 2022, resulting in gross profit of $14,529,201 $for nine months ended September 30, 2022, as compared with cost of goods sold of $4,422,831 for the nine months ended Nine 30, 2021, resulting in a gross profit of $2,082,563 for the nine months ended September 30, 2021. The increase in cost of goods is a result of our acquired subsidiaries as well as progress in operations.

Operating Expenses

We incurred $10,851,674 as operating expenses for the nine months ended September 30, 2022, as compared with $1,073,087 for the nine months ended September 30, 2021. The increase in operating expenses is a result of our acquired subsidiaries as well as new hires in operations and other administrative cost due to executing our business plan.

	9 mth ended September 30, 2022	9 mth ended September 30, 2021
Marketing & sales	$1,582,821	$215,950
General and Administrative	$9,268,853	$857,137
Total Operating expenses	$10,851,674	$1,073,087

We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to administrative and operating costs associated with our business activities and the professional fees associated with our reporting obligations.

Net Income/Net Loss

We incurred a net income of $2,956,452.42 for the nine months ended September 30, 2022, compared to a net income of $1,009,475.42 for the nine months ended September 30, 2021. Further, company earned non-operating income of $12,026,143 for the nine months ended September 30, 2021. The increase in net income is a result of our acquired subsidiaries as well as executing on our business plan. We anticipate our net income will increase as we undertake and optimize our plan of operations.

Liquidity and Capital Resources

Our financing objective is to maintain financial flexibility to meet the material, equipment and personnel needs to support our project commitments, and pursue our expansion and diversification objectives and Investment.

As of September 30, 2022, we had total current assets of $56,464,666 and total current liabilities of $43,550,595. We had working capital of $12,914,072 as of September 30, 2022.

Net cash provided by operating activities after considering convertible notes was $ 10,423,828 for the nine months ended September 30, 2022, as compared with $ 834,331 cash provided for the nine months ended September 30, 2021.

Net cash used in investing activities was $3,186,423 for the nine months ended September 30, 2022, as compared with cash used of $13,093,471 for the nine months ended September 30, 2021.

Financing activities provided $12,721,283 in cash for the nine months ended September 30, 2022, as compared with $ 12,593,153 for the nine months ended September 30, 2021.

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Going Concern

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Item 3. Properties

We lease factories and offices in the US, Dubai, and the UK.

Bull Head Products Inc. has a lease at $3000/month, on a month-to-month basis.  The property located at 87 Thorngrove Pike, Kodak Tennessee, 37764, USA.  has an 8k sq. ft. building used for the manufacture of aluminum truck beds. Bull Head Products Inc. plans to move to a bigger premises to facilitate growth, but there is currently a shortage of industrial buildings for lease with our required minimum of 15k sq. ft. at a reasonable price per square foot (current average rate $17.50/sq. ft.).

Firebug Group has a factory with 14k sq. ft located at Warehouse G04, 79th Street, DIRC Warehouse Complex, DIP 2, Dubai, United Arab Emirates with lease payments of $ 3630/month with the right but not the obligation to renew annually on March 28 of each year and has an office located at Matrix@Dinnington Business Centre, Nobel Way Dinnington, Sheffield S25 3QB, United Kingdom.

Ilustrato Pictures International Inc. has offices located at Al Marsa Street 66, 11th Floor, Office 1105, Dubai Marina P.O. Box 32923, Dubai, UAE, 4k sq. ft., with lease payments of $9870/month renewable annually on February 24 of each year and a virtual office at 26 Broadway, Suite 934, New York NY10004, USA.  The cost per month is $99.00 and is renewed every 3 months.

Georgia Fire & Rescue Supply has a lease of $6,375 per month renewable on April 10, 2024. The property is 9,250 sq. ft., and used as a warehouse, offices and a section to service and repair tools used in the fire and rescue range of products. The property is located at 107 P Rickman Industrial Drive, Canton, Georgia, 30115, USA.

Quality industrial Corp. has a virtual office at 315 Montgomery Street, 94104 San Francisco, CA, USA. The cost per month is $109 and is renewed annually.

Quality International Co Ltd FCZ lease facilities on the addresses Hamriyah Free Zone), PO Box: 50622, Sharjah-UAE. set in table below with the square meter sizes and monthly leasing prices as indicated per facility.  In total Quality International Co Ltd FCZ lease property exceeding 220,000 square meters.

Plot No	Area SqM	Annual Rent in USD (3,67 AED)
22C/1	10.090	$285.204
22C/2	10.844
6C-01B	6.989	$47.609
6C-02	81.791	$557.159
6C-03	46.179	$314.571
6C-04	16.000	$108.992
HD-22D	30.843	$588.286
HD-22E	15.000	$286.104
HD-22F	4.114	$78.469
Total	221.850	$2.266.393

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Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of December 9, 2022, for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than five percent (5%) of our capital stock. All addresses are 26 Broadway, Suite 934, New York, NY 10004 unless otherwise indicated.

Name & Address of Beneficial Owner	Common Stock		Class A Preferred Stock		Class B Preferred Stock		Class D Preferred Stock		Class E Preferred Stock		Class F Preferred Stock
	No. of shares Owned	Percent of Class	No. of shares Owned	Percent of Class	No. of shares Owned	Percent of Class	No. of shares Owned	Percent of Class	No. of shares Owned	Percent of Class	No. of shares Owned	Percent of Class
FB Technologies Global, Inc, - Nicolas Link, Dubai, U.A.E	20,000,000(3)	2%	10,000,000	100%	3,400,000	100%	60,741,000	100%	-	-	250,000	15.3%
Krishnan Krishnamoorthy, Dubai, U.A. E	-	-	-	-	-	-	-	-	-	-	35,000	2.1%
Carstem Kjems Falk, Frederiksberg, Denmark	-	-	-	-	-	-	-	-	-	-	25,000	1.5%
Louise Bennett, Doncaster,United Kingdom	-	-	-	-	-	-	-	-	-	-	200,000	12.2%
John-Paul Backwell, Cheshire,United Kingdom	-	-	-	-	-	-	-	-	-	-	250,000	15.3%
All Directors and Executive Officers as a Group (5 persons) and 5% Holders	20,000,000	3%	10,000,000	100%	3,400,000	100%	60,741,000	100%	-	-	760,000	46.5%

*Less than 1%

(1)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants.
(2)	The percent is based on 1,325,230,699 shares of common stock outstanding, 10,000,000 shares of Class A Preferred Stock outstanding, 3,400,000 shares of Class B Preferred Stock outstanding, 60,741,000 shares of Class D Preferred Stock outstanding, 3,172,175 shares of Class E Preferred Stock outstanding, 1,633,250 shares of Class F Preferred stock outstanding, as of December 9, 2022.
(3)	Includes 20,000,000 shares held by FB Technologies Global, Inc. in which Mr. Link has voting and dispositive control, 10,000,000 shares of Class A Preferred Stock held by FB Technologies Global, Inc. in which Mr. Link has voting and dispositive control that convert into 30,000,000 shares of common stock and 60,741,000 shares of Class D Preferred Stock held by FB Technologies Global, Inc. in which Mr. Link has voting and dispositive control that convert into 30,370,500,000 shares of common stock.

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Item 5. Directors and Executive Officers.

The following information sets forth the names, ages, and positions of our current directors and executive officers.

Name	Age	Date Appointed and Offices Held
Nicolas Link	42	Appointed on January 14, 2021 Chief Executive Officer (Principal Executive Officer & Chairman of the Board of Directors) and member of the Board of Directors

John-Paul Backwell	42	Appointed on July 1, 2021 Managing Director and member of the Board of Directors

Louise Bennett	52	Appointed on February 1, 2021 Chief Operational Officer

Krishnan Krishnamoorthy	56	Appointed on February 2, 2022 Chief Financial Officer (principal financial/accounting officer)

Carsten Kjems Falk	48	Appointed on June 1, 2022 Chief Commercial Officer

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Nicholas Link (Chief Executive Officer, Chairman and Directors)

Mr. Link is a serial Entrepreneur. He has started, grown, and exited multiple companies in the UK, Dubai, China, Poland & South Africa.

Mr. Link joined the Company on January 14, 2021, as our CEO and Chairman of the Board of Directors. From May 28, 2022, Mr. Mr. Link holds the position as Chairman of the Board of Directors at Quality Industrial Corp. “QIND” a Subsidiary of the Company. From April 8, 2022, Mr. Link holds the position as Chairman of the Board of Directors at Dear Cashmere Holding Co. (Swifty Global) “DRCR”. From November 1, 2014, Mr. Link holds the position as CEO & Chairman of the Board of Directors at Firebug Group a Subsidiary of the Company.

Aside from that provided above, Mr. Link does not hold and has not held over the past five years any other directorships in any public company.

We believe that Mr. Link is qualified to serve on our Board of Directors because of, but not limited to, his experience in growing several companies in the public safety industry and his extensive network.

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John-Paul Backwell (Managing Director)

Mr. Backwell joined the Company on July 1, 2021, as our Managing Director. From May 28, 2022, Mr. Backwell also holds the position as Chief Commercial Officer at Quality Industrial Corp. “QIND”, a Subsidiary of the Company. From February 1, 2022, Mr. Backwell also holds the position as Director at Emergency Response Technologies. a Subsidiary of the Company. From November 1, 2014, Mr. Backwell has held the position of Director at FB Fire Technologies, a Subsidiary of the Company.

Mr. Backwell has 25 years’ experience in the development and leadership of Global Sales Teams predominantly in the fields of Public Safety and Security with a focus on disruptive technology.

Aside from that provided above, Mr. Backwell does not hold and has not held over the past five years any other directorships in any public company.

We believe that Mr. Backwell is qualified to serve on our Board of Directors because of, but not limited to, his extensive experience in the public safety industry, his business management, and global sales experience.

Louise Bennett (Chief Operations Officer)

Mrs. Bennett joined the Company on February 1, 2021, as our Chief Operations Officer. From May 28, 2022, Mrs. Bennett also holds the position of Chief Operations Officer at Quality Industrial Corp. “QIND” a Subsidiary of the Company. From March 1, 2014, Mrs. Bennett holds the position of General Manager at FB Fire Technologies a Subsidiary of the Company.

Mrs. Bennett holds more than 25 years' experience in senior operational management of global engineering, manufacturing, and distribution businesses.

Aside from that provided above, Mrs. Bennett does not hold and has not held over the past five years any other directorships in any public company.

Krishna Krishnamoorthy (Chief Financial Officer)

Mr. Moorthy joined the Company on February 2, 2022, as our Chief Financial Officer. From May 28, 2022, Mr. Moorthy holds the position as Chief Financial Officer at Quality Industrial Corp. “QIND” a Subsidiary of the Company. From August 2020 Jan 2022. Mr. Moorthy worked as Group CFO with Bahrain Ship Repair Engineering Company. From December 2019 to August 2020 Mr. Moorthy worked as CFO for Firebug, a subsidiary of the company. From 2018 to 2019 Mr. Moorthy worked as Group CFO at HO Holdings.

Mr. Moorthy holds 35 years’ senior Financial Management experience of Public and Private companies in London, Dubai, Singapore & India. Mr. Moorthy holds a Ph. D LLB and MBA.

Aside from that provided above, Mr. Krishnamoorthy does not hold and has not held over the past five years any other directorships in any public company.

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Carsten Kjems Falk (Chief Commercial Officer)

Mr. Falk joined the Company on June 1, 2022, as our Chief Commercial Officer. From June 1st, 2020, Mr. Falk held the position as Wikisoft Corp.’s “WSFT” (now Quality Industrial Corp. “QIND”) a Subsidiary of the Company and signed a new contract as Chief Executive Officer on September 1, 2020. From 2013 to 2019, Mr. Falk was Chief Executive Officer at Domino’s Pizza DK. Mr. Falk holds a master’s degree in Mathematics.

Mr. Falk has a proven track record of successfully winning two Gazelle Prizes from the leading financial newspaper in Denmark and has been awarded twice for best global online sales by Domino's International. Mr. Falk’s resume also includes business acceleration and driving profitable growth for B2B & B2C Venture capital owned companies in Europe.

Aside from that provided above, Mr. Falk does not hold and has not held over the past five years any other directorships in any public company.

Term of Office

Our directors are appointed to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K.

Committees

We do not have a separately designated standing audit committee. The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board of directors when performing the functions of that would generally be performed by an audit committee. The board of directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the board of directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

For the fiscal year ending December 31, 2021, and 2020, the board of directors:

Reviewed and discussed the audited financial statements with management and Reviewed and discussed the written disclosures and the letter from our independent auditors on the matters relating to the auditor's independence.

Based upon the board of directors’ review and discussion of the matters above, the board of directors authorized inclusion of the audited financial statements for the year ended December 31, 2021, and 2020 and the unaudited financial statements for the period ended September 30, 2022, to be included in this Registration Statement on Form 10 filed with the Securities and Exchange Commission.

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Code of Ethics

We have adopted a Code of Ethics which applies to our executive officers, directors and employees, a copy of our code of ethics is filed as Exhibit 14.1 to this Form 10.

Item 6. Executive Compensation

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive officers paid by us during the years ended December 31, 2021, and 2020.

2020 & 2021 Summary Compensation Table

	Year	Salary $	Bonus $	Stock Awards $	Option Awards $	Non Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Totals $
Nicolas Link	2020	—	—	430,741.00	—	—	—	—	430,741.00
	2021	109,000.00	—	—	—	—	—	—	109,000.00
John-Paul Backwell	2020	—	—	—	—	—	—	—	—
	2021	54,518.39	—	1,050.00	—	—	—	—	55,568.39
Louise Bennett	2020	—	—	—	—	—	—	—	—
	2021	48,840.00	—	11,500.00	—	—	—	—	60,340.00
Krishna Krishnamoorthy	2020	—	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—	—
Carsten Falk	2020	—	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—	—

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Nicolas Link (Chief Executive Officer)

The company entered into an employment agreement with Mr. Link on January 14th, 2021, in his capacity as Chief Executive Officer. Pursuant to the agreement, the company agreed to pay Mr. Link a salary of $123,840 per annum. Mr. Link was issued 360,000,000 common shares on the 29th of May 2020 as a swap for Mr. Link’s FireBug Group shares, of which 340,000,000 have since been converted to a Pref B share category. Mr. Link was also issued 10,000,000 Pref A Shares and 60,741,000 Pref D shares on the 29th of May 2020. Mr. Link will be issued 2,750,000 common shares in QIND. Lock-up of the shares will be under rule 144. If Mr. Link should resign, he will be considered a corporate insider according to rule 144 for a full year and can during any given week not sell or transfer more than 2.5% of the average weekly trading volume over the previous 30 days average trading volume. During the following year, Mr. Link can sell 25% of any remain shares per quarter. The company has the right of first refusal to acquire the shares or match any written offer by a third party for the shares.

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Mr. Link is eligible for the Company Officer’s Short Term Incentive Programme (STIP), a Performance Based Target opportunity. Mr. Links target opportunity equals 5,000,000 common shares in the company and 1,000,000 common shares in the subsidiary Quality Industrial Corp. intended to qualify as performance-based compensation under Internal Revenue Code section 162(m). The STIP can range from 0% to a maximum target based on performance against agreed plan. The Board of Directors reserves the right to amend the Bonus Structure based on market conditions and overall performance of the Company. The targets will be negotiated with the Board of Directors and compensation paid out once a year after the filing of the annual results effective from the month after the filing, for the first time with the 2022 annual results. The board of directors will after the annual result discretionarily decide if the STIP is stock-based equity, cash pay-out or a combination in the company or its subsidiaries. The targets for the Officer for each term are as per the Officer’s Key Performance Indices (KPI) Agreement.

If the company or any of its subsidiaries should up list to a National Exchange through an initial public offering (IPO) the Chief Executive Officer is entitled to an appropriate market based salary in accordance with the size and performance of the business, payable in 12 equal monthly payments, on the last day of every month, plus annual bonus in line with a revised appropriate Short Term Incentive Programme (STIP), shares in an up list or IPO of the company or its subsidiaries, all subject to approval by the Board of Directors.

The Chief Executive Officer is also eligible of up to 30 days per year excluding public holidays and may not carry over any unused vacation from prior years and is eligible to participate in all health and welfare benefits provided to other employees of the Company (other than any severance plans) or similar own insurance paid by the company.

The Chief Executive Officer is also eligible for vacation, paid sick days, mobile and internet and expenses incurred for travel, nights away from home, dining, entertainment etc.

If the Chief Executive Officer’s employment is terminated by the Company for Cause, or if his employment with the Company ends due to death, "permanent and total disability", or due to a voluntary termination of employment by The Chief Executive Officer without Good Reason, then The Chief Executive Officer shall only be entitled to any earned but unpaid compensation as well as any other amounts or benefits owing to The Chief Executive Officer under the terms of any employee benefit plan of the Company.

If the Chief Executive Officer’s employment with the Company is terminated by the Company in connection with a non-renewal of the Agreement without Cause or for reasons other than Cause, death, "permanent and total disability” or is voluntarily terminated by The Officer for Good Reason, then The Officer shall be entitled to the Severance Benefits as well as his Accrued Benefits. The notice period by either party shall be 6 months.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by the full text of the employment contract.

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John-Paul Backwell (Managing Director)

The company entered into an employment agreement with Mr. Backwell on July 1st, 2021, in his capacity as Managing Director. Pursuant to the agreement, the company agreed to pay Mr. Backwell a salary of $133,875 per annum. Mr. Backwell was issued 1,050,000 Pref F Shares. Mr. Backwell will be issued 2,250,000 common shares in QIND. Lock-up of the shares will be under rule 144. If Mr. Backwell should resign, he will be considered a corporate insider according to rule 144 for a full year and can during any given week not sell or transfer more than 2.5% of the average weekly trading volume over the previous 30 days average trading volume. During the following year, Mr Backwell can sell 25% of any remain shares per quarter. The company has the right of first refusal to acquire the shares or match any written offer by a third party for the shares.

Mr. Backwell is eligible for the Company Officer’s Short Term Incentive Programme (STIP), a Performance Based Target opportunity. Mr. Backwell’s target opportunity equals 5,000,000 common shares in the company and 1,000,000 common shares in the subsidiary Quality Industrial Corp. intended to qualify as performance-based compensation under Internal Revenue Code section 162(m). The STIP can range from 0% to a maximum target based on performance against agreed plan. The Board of Directors reserves the right to amend the Bonus Structure based on market conditions and overall performance of the Company. The targets will be negotiated with the Board of Directors and compensation paid out once a year after the filing of the annual results effective from the month after the filing, for the first time with the 2022 annual results. The board of directors will after the annual result discretionarily decide if the STIP is stock-based equity, cash pay-out or a combination in the company or its subsidiaries. The targets for the Officer for each term are as per the Officer’s Key Performance Indices (KPI) Agreement.

If the company or any of its subsidiaries should up list to a National Exchange through an initial public offering (IPO) the Managing Director is entitled to an appropriate market based salary in accordance with the size and performance of the business, payable in 12 equal monthly payments, on the last day of every month, plus annual bonus in line with a revised appropriate Short Term Incentive Programme (STIP), shares in an up list or IPO of the company or its subsidiaries, all subject to approval by the Board of Directors.

The Managing Director is also eligible of up to 30 days per year excluding public holidays and may not carry over any unused vacation from prior years and is eligible to participate in all health and welfare benefits provided to other employees of the Company (other than any severance plans) or similar own insurance paid by the company.

The Managing Director is also eligible for vacation, paid sick days, mobile and internet and expenses incurred for travel, nights away from home, dining, entertainment etc.

If the Managing Director’s employment is terminated by the Company for Cause, or if his employment with the Company ends due to death, “permanent and total disability”, or due to a voluntary termination of employment by The Managing Director without Good Reason, then The Managing Director shall only be entitled to any earned but unpaid compensation as well as any other amounts or benefits owing to The Managing Director under the terms of any employee benefit plan of the Company.

If the Managing Director’s employment with the Company is terminated by the Company in connection with a non-renewal of the Agreement without Cause or for reasons other than Cause, death, “permanent and total disability” or is voluntarily terminated by The Officer for Good Reason, then The Officer shall be entitled to the Severance Benefits as well as his Accrued Benefits. The notice period by either party shall be 3 months.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by the full text of the employment contract.

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Louise Bennett (Chief Operations Officer)

The company entered into an employment agreement with Mrs. Bennett on 1st February 2021 in her capacity as Chief Operations Officer. Pursuant to the agreement, the company agreed to pay Mrs. Bennett a salary of $53,280 per annum. Mrs. Bennett was issued 1,500,000 Pref F Shares and 10,000,000 common shares of Ilustrato Pictures International Inc (ILUS). On 30th June 2022 a new contract was entered into with a salary of $81,000 per annum. Mrs. Bennett will be issued 500,000 common shares in QIND. Lock-up of the shares will be under rule 144. If Mrs. Bennett should resign, she will be considered a corporate insider according to rule 144 for a full year and can during any given week not sell or transfer more than 2.5% of the average weekly trading volume over the previous 30 days average trading volume. During the following year, Mrs. Bennett can sell 25% of any remain shares per quarter. The company has the right of first refusal to acquire the shares or match any written offer by a third party for the shares.

Mrs. Bennett is eligible for the Company Officer’s Short Term Incentive Programme (STIP), a Performance Based Target opportunity. Mrs. Bennett’s target opportunity equals 2,500,000 common shares in the company and 250,000 common shares in the subsidiary Quality Industrial Corp. intended to qualify as performance-based compensation under Internal Revenue Code section 162(m). The STIP can range from 0% to a maximum target based on performance against agreed plan. The Board of Directors reserves the right to amend the Bonus Structure based on market conditions and overall performance of the Company. The targets will be negotiated with the Board of Directors and compensation paid out once a year after the filing of the annual results effective from the month after the filing, for the first time with the 2022 annual results. The board of directors will after the annual result discretionarily decide if the STIP is stock-based equity, cash pay-out or a combination in the company or its subsidiaries. The targets for the Officer for each term are as per the Officer’s Key Performance Indices (KPI) Agreement.

If the company or any of its subsidiaries should up list to a National Exchange through an initial public offering (IPO) the Chief Operations Officer is entitled to an appropriate market based salary in accordance with the size and performance of the business, payable in 12 equal monthly payments, on the last day of every month, plus annual bonus in line with a revised appropriate Short Term Incentive Programme (STIP), shares in an up list or IPO of the company or its subsidiaries, all subject to approval by the Board of Directors.

The Chief Operations Officer is also eligible of up to 30 days per year excluding public holidays and may not carry over any unused vacation from prior years and is eligible to participate in all health and welfare benefits provided to other employees of the Company (other than any severance plans) or similar own insurance paid by the company.

The Chief Operations Officer is also eligible for vacation, paid sick days, mobile and internet and expenses incurred for travel, nights away from home, dining, entertainment etc.

If the Chief Operations Officer’s employment is terminated by the Company for Cause, or if her employment with the Company ends due to death, “permanent and total disability”, or due to a voluntary termination of employment by The Chief Operations Officer without Good Reason, then The Chief Operations Officer shall only be entitled to any earned but unpaid compensation as well as any other amounts or benefits owing to The Chief Operations Officer under the terms of any employee benefit plan of the Company.

If the Chief Operations Officer’s employment with the Company is terminated by the Company in connection with a non-renewal of the Agreement without Cause or for reasons other than Cause, death, “permanent and total disability” or is voluntarily terminated by The Officer for Good Reason, then The Officer shall be entitled to the Severance Benefits as well as her Accrued Benefits. The notice period by either party shall be 3 months.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by the full text of the employment contract.

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Krishnan Krishnamoorthy (Chief Financial Officer)

The company entered into an employment agreement with Mr. Krishnamoorthy on 2nd February 2022 in his capacity as Chief Financial Officer. Pursuant to the agreement, the company agreed to pay Mr. Moorthy a salary of $130,000 per annum. Mr. Krishnamoorthy will be issued 35,000 shares of Preference F Shares in Ilustrato Pictures International Inc. and 2,250,000 common shares in QIND. Lock-up of the shares will be under rule 144. If Mr. Krishnamoorthy should resign, he will be considered a corporate insider according to rule 144 for a full year and can during any given week not sell or transfer more than 2.5% of the average weekly trading volume over the previous 30 days average trading volume. During the following year, Mr. Krishnamoorthy can sell 25% of any remain shares per quarter. The company has the right of first refusal to acquire the shares or match any written offer by a third party for the shares.

Mr. Krishnamoorthy is eligible for the Company Officer’s Short Term Incentive Programme (STIP), a Performance Based Target opportunity. Mr. Krishnamoorthy ’s target opportunity equals 2,500,000 common shares in the company and 250,000 common shares in the subsidiary Quality Industrial Corp. intended to qualify as performance-based compensation under Internal Revenue Code section 162(m). The STIP can range from 0% to a maximum target based on performance against agreed plan. The Board of Directors reserves the right to amend the Bonus Structure based on market conditions and overall performance of the Company. The targets will be negotiated with the Board of Directors and compensation paid out once a year after the filing of the annual results effective from the month after the filing, for the first time with the 2022 annual results. The board of directors will after the annual result discretionarily decide if the STIP is stock-based equity, cash pay-out or a combination in the company or its subsidiaries. The targets for the Officer for each term are as per the Officer’s Key Performance Indices (KPI) Agreement.

If the company or any of its subsidiaries should up list to a National Exchange through an initial public offering (IPO), the Chief Financial Officer is entitled to an appropriate market based salary in accordance with the size and performance of the business, payable in 12 equal monthly payments, on the last day of every month, plus annual bonus in line with a revised appropriate Short Term Incentive Programme (STIP), all subject to approval by the Board of Directors.

The Chief Financial Officer is also eligible of up to 30 days per year excluding public holidays and may not carry over any unused vacation from prior years and is eligible to participate in all health and welfare benefits provided to other employees of the Company (other than any severance plans) or similar own insurance paid by the company.

The Chief Financial Officer is also eligible for vacation, paid sick days, mobile and internet and expenses incurred for travel, nights away from home, dining, entertainment etc.

If the Chief Financial Officer’s employment is terminated by the Company for Cause, or if his employment with the Company ends due to death, “permanent and total disability”, or due to a voluntary termination of employment by The Chief Financial Officer without Good Reason, then The Chief Financial Officer shall only be entitled to any earned but unpaid compensation as well as any other amounts or benefits owing to The Chief Financial Officer under the terms of any employee benefit plan of the Company.

If the Chief Financial Officer’s employment with the Company is terminated by the Company in connection with a non-renewal of the Agreement without Cause or for reasons other than Cause, death, “permanent and total disability” or is voluntarily terminated by The Officer for Good Reason, then The Officer shall be entitled to the Severance Benefits as well as his Accrued Benefits. The notice period by either party shall be 3 months.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by the full text of the employment contract.

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Carsten Kjems Falk (Chief Commercial Officer)

The company entered into an employment agreement with Mr. Falk on the 1st of June 2022 in his capacity as Chief Commercial Officer. Pursuant to the agreement, the company agreed to pay Mr. Falk a salary of $90,000 per annum starting June 2022. Mr. Falk will be issued 25,000 Pref F Shares in ILUS and 2,250,000 common shares in QIND for waiving all liabilities as CEO in the subsidiary Quality Industrial Corp. Lock-up of the shares will be under rule 144. If Mr. Falk should resign, he will be considered a corporate insider according to rule 144 for a full year and can during any given week not sell or transfer more than 2.5% of the average weekly trading volume over the previous 30 days average trading volume. During the following year, Mr. Falk can sell 25% of any remain shares per quarter. The company has the right of first refusal to acquire the shares or match any written offer by a third party for the shares.

Mr. Falk is eligible for the Company Officer’s Short Term Incentive Programme (STIP), a Performance Based Target opportunity. Mr. Falk’s target opportunity equals 3,500,000 common shares in the company and 250,000 common shares in the subsidiary Quality Industrial Corp. intended to qualify as performance-based compensation under Internal Revenue Code section 162(m). Any bonus compensation will be pro-rated according to the start date of the Officer. The STIP can range from 0% to a maximum target based on performance against agreed plan. The Board of Directors reserves the right to amend the Bonus Structure based on market conditions and overall performance of the Company. The targets will be negotiated with the Chairman of the board and compensation paid out once a year after the filing of the annual results effective from the month after the filing, for the first time with the 2022 annual results. The board of directors will after the annual result discretionarily decide if the STIP is stock-based equity, cash pay-out or a combination in the company or its subsidiaries. The targets for the Officer for each term are as per the Officer’s Key Performance Indices (KPI) Agreement.

If the company or any of its subsidiaries should up list to a National Exchange through an initial public offering (IPO) the Chief Commercial Officer is entitled to an appropriate market based salary in accordance with the size and performance of the business, payable in 12 equal monthly payments, on the last day of every month, plus annual bonus in line with a revised appropriate Short Term Incentive Programme (STIP), all subject to approval by the Board of Directors.

The Chief Commercial Officer is also eligible of up to 30 days per year excluding public holidays and may not carry over any unused vacation from prior years and is eligible to participate in all health and welfare benefits provided to other employees of the Company (other than any severance plans) or similar own insurance paid by the company.

The Chief Commercial Officer is also eligible for vacation, paid sick days, mobile and internet and expenses incurred for travel, nights away from home, dining, entertainment etc.

If the Chief Commercial Officer’s employment is terminated by the Company for Cause, or if his employment with the Company ends due to death, "permanent and total disability", or due to a voluntary non-renewal of this Agreement by the Company or due to a voluntary termination of employment by The Chief Commercial Officer without Good Reason, then The Chief Commercial Officer shall only be entitled to any earned but unpaid compensation as well as any other amounts or benefits owing to The Chief Commercial Officer under the terms of any employee benefit plan of the Company.

If the Chief Commercial Officer’s employment with the Company is terminated by the Company in connection with a non-renewal of the Agreement without Cause or for reasons other than Cause, death, "permanent and total disability” or is voluntarily terminated by The Officer for Good Reason, then The Officer shall be entitled to the Severance Benefits as well as his Accrued Benefits. The notice period by either party shall be 3 months.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by the full text of the employment contract.

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Outstanding Equity Awards at Fiscal Year-End

Other than as discussed above, no executive officer received any equity awards, or holds exercisable or un-exercisable options, as of the years ended December 31, 2021, and 2020.

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Director or executive officer other than described in the individual contracts.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors determines executive compensation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Director Independence

The Board of Directors is currently composed of Two members, which are Nicolas Link and John-Paul Backwell. Aside from them, no director qualifies as independent in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications.

Item 7. Certain Relationships and Related Transactions, and Director Independence

Other than described below or the transactions described under the heading “Executive Compensation,” there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Item 8. Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. Aside from the following, we are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Ilustrato Pictures International Inc has applied to the District Court, Clark County, Nevada to have 40,000,000 shares with Ambrose & Keith cancelled as they were issued in error in 2018 as the deal never completed. The case has been won in favor of the company and we are waiting for the court to issue certificate for documentation.

There is a legal dispute between the old CEO and owner Larson Elmore for various claims and the company filed at the Districts Court in Clarkson County in the State of Nevada on October 2, 2022. The company has disputed the claim and argue that Larson Elmore has been misleading the company and its shareholders on various matters including but not limited to liabilities, company commitments and due diligence items presented by Larson Elmore during the takeover process.

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Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters

Market Information.

Our common stock is qualified for quotation on the OTC Markets- OTC Pink under the symbol “ILUS” and has been quoted on the OTC Pink since 2013.

Holders

As of September 30, 2022, we had 33 shareholders of record of common stock per transfer agent’s shareholder list with others in street name.

Dividends

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying any dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the growth of the Registrant’s business.

The Company has not declared any cash dividends since inception and does not anticipate paying any cash dividends in the foreseeable future. The payment of cash dividends is within the discretion of the Board of Directors and will depend on the Company’s earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Company’s ability to pay cash, or other, dividends on its Common Stock other than those generally imposed by applicable state law.

Equity Compensation Plan Information

The Company does not currently have an equity compensation plan in place other than equity compensation described in the individual employee contracts.

Common and Preferred Stock

Our authorized capital stock consists of 2,000,000,000 shares of common stock and 235,741,000 shares of preferred stock, par value $0.001 per share. As of December 9, 2022, there were 1,325,230,699 shares of our common stock issued and outstanding and 78,946,425 shares of our preferred stock issued and outstanding.

Options and Warrants

Common Share Purchase Warrant was issued to Discover Growth Fund, LLC, of the $2,000,000.00 convertible promissory note of even date herewith (the “Note”), , Holder is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance hereof, to purchase from the Company, 20,000,000 of the Company’s common shares (the “Warrant Shares”) (whereby such number may be adjusted from time to time pursuant to the terms and conditions of this Warrant) at the Exercise Price of $0.275, per share then in effect.

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Debt Securities

On June 14, 2021, the company entered into a convertible note with GPL Ventures LLC – Alexander Dillon, for the amount of $500,000. The note is convertible at 25% below the average past 10-day share price. The note matures on June 13, 2023.

On September 10, 2021, the company entered into a convertible note with AES Capital Management LLC – Eli Safdieh for the amount of $375,000. The note is convertible at 35% below the lowest past 15-day share price. The note matures on March 10, 2023.

On January 28, 2022, the company entered into a convertible note with RB Capital Partners Inc. – Brett Rosen for the amount of $500,000. The note is convertible at a fixed price $0.20 and bears 5% interest per annum. The note matures on January 27, 2024.

On February 04, 2022, the company entered into a convertible note with Discover Growth Fund LLC – John Burke for the amount of $2,000,000. The note is convertible at a 35% below the lowest past 15-day share price and bears 12% interest per annum. The note matures on February 4, 2023.

On April 26, 2022, the company entered into a convertible note with RB Capital Partners Inc., for the amount of $500,000. The note is convertible into common stock at the rate of $0.20 and bears 5% interest per annum. The note matures on April 25, 2024.

On May 20, 2022, the company entered into a convertible note with RB Capital Partners Inc., for the amount of $500,000. The note is convertible into common stock at the rate of $0.50 and bears 5% interest per annum. The note matures on May 19, 2024.

On May 27, 2022, the company entered into a convertible note with RB Capital Partners Inc., for the amount of $500,000. The note is convertible into common stock at the rate of $0.50 and bears 5% interest per annum. The note matures on May 26, 2024.

On June 01, 2022, the company entered into a convertible note with RB Capital Partners Inc., for the amount of $1,000,000. The note is convertible into common stock at the rate of $0.50 and bears 5% interest per annum. The note matures on May 31, 2024.

On July 12, 2022, the company entered into a convertible note with RB Capital Partners Inc., for the amount of $500,000. The note is convertible into common stock at the rate of $0.50 and bears 5% interest per annum. The note matures on July 11, 2024.

On August 10, 2022, the company entered into a convertible note with RB Capital Partners Inc., for the amount of $500,000. The note is convertible into common stock at the rate of $0.50 and bears 5% interest per annum. The note matures on August 09, 2024.

On August 25, 2022, the company entered into a convertible note with RB Capital Partners Inc., for the amount of $200,000. The note is convertible into common stock at the rate of $0.50 and bears 5% interest per annum. The note matures on August 24, 2024.

On September 22, 2022, the company entered into a convertible note with RB Capital Partners Inc., for the amount of $650,000. The note is convertible into common stock at the rate of $0.50 and bears 5% interest per annum. The note matures on September 20, 2024.

On November 14, 2022, the company entered into a convertible note with RB Capital Partners Inc., for the amount of $400,000. The note is convertible into common stock at the rate of $0.50 and bears 5% interest per annum. The note matures on November 13, 2024.

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Transfer Agent

The Company’s transfer agent is Securities Transfer Corporation located at 2901 N. Dallas Parkway suite 280, Plano TX 75093 with a phone number at 469-633-0101

Equity Compensation Plans

We have no equity compensation plans other than equity compensation described in the individual employee contracts.

Item 10. Recent Sales of Unregistered Securities

The following information represents securities sold by the Company since the December 31, 2019, which were not registered under the Securities Act. Included are sales of reacquired securities, as well as new issues, securities issued in exchange for property, services, or other securities, and new securities resulting from the modification of outstanding securities.

On March 19, 2020, we issued 60,741,000 shares of Preferred Class D stock as compensation to Larson Elmore for the acquisition of Ilustrato Pictures International Inc. pursuant to Agreement with Larson Elmore.

On June 4, 2020, we issued 672,175 shares of Preferred Class E stock as compensation to BrohF Holdings Ltd, Hamza Nasko for conversion of debt from the reverse merger into preference shares.

On June 4, 2020, we issued 2,500,000 shares of Preferred Class E stock as compensation to Artem Belov for Share Exchange/merger with FB Fire Technologies Ltd.

On January 27, 2021, we issued 76,000,000 shares of Common stock to GPL Ventures LLC for settlement of a convertible note.

On February 3, 2021, we issued 84,000,000 shares of Common stock to GPL Ventures LLC for settlement of a convertible note.

On February 11, 2021, we issued 84,000,000 shares of Common stock to GPL Ventures LLC for settlement of a convertible note.

On February 19, 2021, we issued 20,000,000 shares of Common stock to GPL Ventures LLC for settlement of a convertible note.

On March 17, 2021, we issued 20,000,000 shares of Common stock to GPL Ventures LLC for settlement of a convertible note.

On March 26, 2021, we issued 50,000,000 shares of Common stock to GPL Ventures LLC for settlement of a convertible note.

On March 29, 2021, we issued 20,000,000 shares of Common stock to GPL Ventures LLC for settlement of a convertible note.

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On April 20, 2021, we issued 10,000,000 shares of Common stock to GPL Ventures LLC for settlement of a convertible note.

On April 28, 2021, we issued 10,000,000 shares of Common stock to GPL Ventures LLC for settlement of a convertible note.

On May 14, 2021, we issued 46,000,000 shares of Common stock to GPL Ventures LLC for settlement of a convertible note.

On May 14, 2021, we issued 34,000,000 shares of Common stock to GPL Ventures LLC for settlement of a convertible note.

On July 9, 2021, we issued 80,000,000 shares of Common stock to GPL Ventures LLC for settlement of a convertible note.

On September 10, 2021, we converted 185,000,000 of common stock held by FB Technologies Global Inc into 1,850,000 Preferred Class B Shares in agreement with FB Technologies Global Inc.

On September 14, 2021, we issued 5,000,000 shares of Common stock to Mohamed Suhail Abdool Hamid for an agreement to purchase shares.

On September 14, 2021, we issued 6,000,000 shares of Common stock to Riefqah Abrahams for an agreement to purchase shares.

On September 14, 2021, we issued 5,000,000 shares of Common stock to Zander Boshoff for an agreement to purchase shares.

On September 14, 2021, we issued 6,000,000 shares of Common stock to Albertus Willem Burger for an agreement to purchase shares.

On September 14, 2021, we issued 2,500,000 shares of Common stock to Nicolas Bernd Jonischkeit for an agreement to purchase shares.

On September 14, 2021, we issued 5,000,000 Shares of Common stock to Kyle Kotz for an agreement to purchase shares.

On September 14, 2021, we issued 5,000,000 shares of Common stock to Chantelle l’Anson-Sparks for an agreement to purchase shares.

On September 14, 2021, we issued 2,500,000 shares of Common stock as compensation to Jason Brown for services supplied to the company.

On September 14, 2021, we issued 10,000,000 shares of Common stock to Louise Bennett for staff compensation.

On September 14, 2021, we issued 5,000,000 shares of Common stock to Trygve Slette for an agreement to purchase shares.

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On September 14, 2021, we issued 500,000 shares of Common stock as compensation to Cameron Cox for services supplied to the company.

On September 14, 2021, we issued 1,500,000 shares of preferred class F to Louise Bennett as staff compensation.

On September 14, 2021, we issued 2,500,000 shares of preferred class F as compensation to James Gibbons for an agreement to purchase shares.

On September 14, 2021, we issued 1,050,000 shares of preferred class F to John-Paul Backwell as staff compensation.

On September 20, 2021, we issued 1,000,000 shares of preferred class F as compensation to Cicero Transact Group Inc Michael Woloshin pursuant to a pre-existing warrant with the company which was proven to be valid and hereby honored.

On September 20, 2021, we issued 3,333,333 shares of Common stock to Lawrence Gillet for an agreement to purchase shares.

On September 21, 2021, we issued 700,000 shares of Common stock to Eli Safdieh, AES Capital Management LLC for an agreement to purchase shares.

On September 21, 2021, we issued 700,000 shares of Common stock to Arin LLC Adam Ringer for an agreement to purchase shares.

On September 23, 2021, we issued 2,500,000 shares of Common stock to Benjamin Scott Richards for an agreement to purchase shares.

On September 23, 2021, we issued 2,500,000 shares of Common stock to Fernando Parker for an agreement to purchase shares.

On September 30, 2021, we converted 35,000,000 of common stock to 350,000 Preferred Class B Shares for FB Technologies Global Inc.

On October 4, 2021, we converted 250,000 Preferred Class F shares to 25,000,000 shares of Common stock for Cicero Transact Group Inc.

On December 16, 2021, we issued 75,000,000 shares of Common stock as compensation to GPL Ventures LLC for settlement of a convertible note.

On February 7, 2022, we issued 20,000,000 shares of Common stock as compensation to Discover Growth Fund, John Burke as commitment shares.

On February 16, 2022, we issued 50,000,000 shares of Common stock as compensation to Luki Ventures Inc. Alex Blondel for acquiring a GPL note and converting to shares.

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On April 13, 2022, we issued 6,500 shares of preferred class F stock as compensation to George Joe Chudina for the purchase of Bull Head Products Inc.

On April 13, 2022, we issued 250 shares of preferred class F stock as compensation to Sheila A. Hansen for services in the purchase of Bull Head Products Inc.

On April 28, 2022, we converted 250,000 Preferred Class F shares to 25,000,000 shares of common stock for Cicero Transact Group Inc.

On May 4, 2022, we issued 53,000,000 shares of common stock as compensation to RB Capital Partners Inc. for conversion of a convertible note.

On May 17, 2022, we converted 120,000,000 of common stock to 1,200,000 shares of preferred class B stock for FB Technologies Global Inc.

On July 26, 2022, we issued 53,700,000 shares of common stock as compensation to RB Capital Partners Inc. for conversion of a convertible note.

On September 28, 2022, we issued 1,500 shares of preferred class F stock as compensation to Barbara J Whidby for the purchase of Georgia Fire Rescue Supply LLC.

On November 8, 2022, we issued 10,000,000 shares of common stock as compensation to AES Capital Management LLC. for conversion of a convertible note.

On December 5, 2022, we issued 35,000 preferred Class F shares to Krishnan Krishnamoorthy as staff compensation.

On December 5, 2022, we issued 25,000 preferred Class F shares to Carsten Kjems Falk as staff compensation.

On December 5, 2022, we issued 10,000 shares of preferred class F to Annemarie Leo-Smith as staff compensation.

On December 5, 2022, we issued 75,000 shares of preferred class F to Daniel Link as staff compensation.

On December 5, 2022, we issued 15,000 shares of preferred class F to Irina Shatalova as staff compensation.

On December 5, 2022, we issued 250,000 shares of preferred class F to Nicolas Link as staff compensation.

On December 5, 2022, we issued 15,000 shares of preferred class F to Abel Tshingambo Kayomb as staff compensation.

On December 08, 2022, we cancelled 10,000,000 shares of common stock held by Louise Bennett.

On December 08, 2022, we cancelled 1,300,000 shares of preferred class F held by Louise Bennett.

On December 08, 2022, we cancelled 800,000 shares of preferred class F held by John-Paul Backwell.

On December 08, 2022, we cancelled 2,250,000 shares of preferred class F held by James Gibbons.

The sales and issuances of the securities described below were made pursuant to the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Regulation D under the Securities Act. Each purchaser represented that such purchaser’s intention to acquire the shares for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser and the transfer agent affixed the appropriate legends. Each purchaser was given adequate access to sufficient information about us to make an informed investment decision.

Item 11. Description of Registrant’s Securities to be Registered

General

Our authorized capital stock consists of 2,000,000,000 shares of common stock and 235,741,000 shares of preferred stock, par value $0.001 per share. As of September 30, 2022, there were 1,325,230,699 shares of our common stock issued and outstanding and 78,946,425 shares of our preferred stock issued and outstanding.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger, or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

57

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available, therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities, or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations, and terms of the shares of any series of preferred stock including, but not limited to, the following:

(1)	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter, or title;

(2)	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3)	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4)	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

(5)	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6)	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8)	Any other relative rights, preferences, and limitations of that series.

58

On August 2019, the Company’s Amended its Articles of Incorporation to authorize it to issue up to two billion (2,000,000,000) shares, of which all shares are common stock, with a par value of one-tenth of one cent ($0.001) per share. The Company also created the following preferred shares with a par value of $0.001 to be designated Class A, B and C.

Class A – 10,000,000 preferred shares that convert at 3 common shares for every 1 preferred class A share and voting rights of 500 common shares for every 1 preferred class A share. All 10,000,000 preferred class A shares have been issued to the Company’s CEO.

Class B – 10,000,000 preferred shares that convert at 3 common shares for every 1 preferred class B common share.

Class C – 10,000,000 preferred shares that convert at 2 common shares for every 1 preferred class C common share with voting rights of 100 common shares for every 1 preferred class C share.

On February 14, 2020, the Company designated 60,741,000 Class D preferred shares, par value $0.001, that convert at 500 common shares for every 1 preferred class D common share with voting rights of 500 common shares for every 1 preferred class D share.

On May 28, 2020, the Company designated 5,000,000 Class E preferred shares, par value $0.001, with non-cumulative right to dividends at 6% a year commencing a year after issuance. Dividends to be paid annually. The Class E shares are redeemable at $1.00 per share, 2.25% must be redeemed per quarter, commencing one year after issuance, and shall be redeemed at 130% premium to the redemption value. The shares do not have voting rights.

On August 26, 2021, the company amended Class B Shares to 100,000,000 shares with par value $0.001 that convert at 100 common shares for every 1 preferred Class B Share with voting rights of 100 common shares for every 1 preferred class B share. Dividends to be paid according to the company’s dividend policy agreed by the board from time to time.

On July 20, 2021, the Company designed 50,000,000 Class F preferred shares preferred shares, par value $0.001, that convert at 100 common shares for every 1 preferred class F share with no voting rights and no dividends.

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a “blank check” preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

59

Certain Anti-Takeover Provisions

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Item 12. Indemnification of Directors and Officers

Under our bylaws, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, our board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause us to purchase and maintain insurance on behalf of any person who is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was our director or officer or any of our affiliated enterprises.

Item 13. Financial Statements and Supplementary Data

The Company’s audited financial statements for the fiscal years ended December 31, 2021, and December 31, 2020, are included here on pages F-11 through F-12 and were audited by Pipara & Co LLP. The Company’s financial statements for the nine months ended September 30, 2022, and 2021 are included hereto as F-1 through F -10.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15. Financial Statements and Exhibits

(a) Financial Statements.

60

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Financial Statements:
F-1	Consolidated Balance Sheets as of September 30, 2022, and December 31, 2021;
F-2	Consolidated Statements of Operations for three and nine months ended September 30, 2022, and 2021;
F-3	Consolidated Statement of Stockholders’ Equity as of September 30, 2022;
F-4	Consolidated Statements of Cash Flows for nine months ended September 30, 2022, and 2021; and
F-5	Notes to Consolidated Financial Statements.

Audited Financial Statements:
F-11	Report of Independent Registered Public Accounting Firm;
F-13	Consolidated Balance Sheets as of December 31, 2021, and 2020;
F-14	Consolidated Statements of Operations for the years ended December 31, 2021, and 2020;
F-15	Consolidated Statement of Stockholders’ Equity as of December 31, 2021, and 2020;
F-16	Consolidated Statements of Cash Flows for the years ended December 31, 2021, and 2020; and
F-17	Notes to Consolidated Financial Statements.

61

 ILUSTRATO PICTURES INTERNATIONAL INC.

BALANCE SHEET

	September 30,2022	December 31, 2021
ASSETS
Current Assets
Cash and Cash Equivalents	$305,862.06	$176,668.25
Other Current Assets	56,158,804.26	13,769,621.15
Total Current Assets	56,464,666.32	$13,946,289.40
Other Assets	18,154,681.96	16,187,529.64
Fixed Assets	2,679,910.50	1,460,639.65
Total Non Current Assets	20,834,592.46	17,648,169.29
Total Assets	$77,299,258.78	$31,594,458.69
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Other Current liabilities	43,550,594.69	13,523,529.67
Total Current Liabilities	43,550,594.69	13,523,529.67
Non-current liabilities
Notes Payable	10,423,838	—
Other non- current liabilities	744,253.69	—
Total Non-Current Liabilities	11,168,091.69	—
Total Liabilities	$54,718,686.38	$13,523,529.67
Stockholders' Equity	22,580,572.40	18,070,929.02
Total Stockholders' Equity	$22,580,572.40	$18,070,929.02
Total Liabilities and Stockholders' Equity	$77,299,258.78	$31,594,458.69

The accompanying notes are an integral part of these audited consolidated financial statements.

F-1

ILUSTRATO PICTURES INTERNATIONAL INC.

STATEMENT OF OPERATION

	For the three months ended		For the nine months ended
	September 30,2022	September 30,2021	September 30,2022	September 30,2021
NET REVENUE	20,419,420.80	3,135,596.83	43,110,165.58	6,505,394.07
Total Net Revenue	20,419,420.80	3,135,596.83	43,110,165.58	6,505,394.07

COST OF REVENUE	13,608,451.01	2,254,400.14	28,580,964.77	4,422,831.34

GROSS PROFIT	6,810,969.79	881,196.69	14,529,200.81	2,082,562.73
Operating Expenses
Operating Expenses	4,902,400.72	490,057	10,851,673.67	1,073,087.31
Total Operating Expense	4,902,400.72	490,057	10,851,673.67	1,073,087.31
PROFIT/ LOSS FROM OPERATIONS	1,908,569.07	391,139.69	3,677,527.14	1,009,475.42
Non- Operating Expenses	721,074.72	0	721,074.72	0
Non-Operating Income	—	—	—	12,026,143.28
NET PROFIT/ LOSS	1,187,494.35	391,139.69	2,956,452.42	13,035,618.70

The accompanying notes are an integral part of these audited consolidated financial statements.

F-2

ILUSTRATO PICTURES INTERNATIONAL INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

ILUSTRATO PICTURES INTERNATIONAL INC.
STATEMENT OF STOCKHOLDERS' EQUITY
	Common Stock		Preferred Stock - Class A		Preferred Stock - Class B		Preferred Stock - Class D		Preferred Stock - Class E		Preferred Stock - Class F
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Total Stock Holders' Equity
Balance Sept 30,2021	1,143,530,699	1,143,531	10,000,000	$10,000	2,200,000	$2,200	60,741,000	$60,741	3,172,175	$3,172	6,050,000	$6,050	$3,318,853	$(899,110)	$3,645,436
Shares issued	100,000,000	100,000	—	—	—	—	—	—	—	—	(250,000)	$(250)	$345,267	$13,980,477	$14,425,494
Balance Dec 31, 2021	1,243,530,699	1,243,530	10,000,000	$10,000	2,200,000	$2,200	60,741,000	$60,741	3,172,175	$3,172	5,800,000	$5,800	$3,664,120	$13,081,367	$18,070,930
Shares issued	70,000,000	70,000	—	—	—	—	—	—	—	—	—	—	$124,746	$636,636	$831,382
Balance Mar 31, 2022	1,313,530,699	1,313,530	10,000,000	$10,000	$2,200,000	$2,200	60,741,000	$60,741	3,172,175	$3,172	5,800,000	$5,800	2,946,058	$14,560,778	$18,902,279
Common stock converted into Preferred B	(120,000,000)	(120,000)	—	—	—	—	—	—	—	—	—	—	—	—	$(120,000)
Preferred Stock Converted to Common Stock	25,000,000	25,000	—	—	—	—	—	—	—	—	—	—	—	—	$25,000
Convertible notes converted to common stock	53,000,000	53,000	—	—	—	—	—	—	—	—	—	—	—	—	$53,000
Common stock converted into Preferred	—	—	—	—	1,200,000	$1,200	—	—	—	—	—	—	—	—	$1,200
Preferred Stock Converted to Common Stock	—	—	—	—	—	—	—	—	—	—	(243,250)	$(243)	—	—	$(243)
Changes in Add Capital	—	—	—	—	—	—	—	—	—	—	—	—	$12,633,277	—	$12,633,277
Current quarter income	—	—	—	—	—	—	—	—	—	—	—	—	—	$1,132,322	$1,132,322
Changes in Retained Earnings	—	—	—	—	—	—	—	—	—	—	—	—	—	$(12,431,910)	$(12,431,910)
Balance June 30, 2022	1,271,530,699	1,271,530	10,000,000	$10,000	3,400,000	$3,400	60,741,000	$60,741	3,172,175	$3,172	5,556,750	$5,557	$15,579,335	$3,261,190	$20,194,925
Common Stock issued	53,700,000	53,700	—	—	—	—	—	—	—	—	0	0	$—	$—	$53,700
Preferred Stock issued	—	—	—	—	—	—	—	—	—	—	1500	$1.5	$—	$—	$2
Current Quarter Income	—	—	—	—	—	—	—	—	—	—	—	—	—	$1,187,494	$1,187,494
Changes in Additional Capital	—	—	—	—	—	—	—	—	—	—	—	—	$563,900		$563,900
Foreign exchange adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—	$17,158	$17,158
Balance September 30,2022	1,325,230,699	1,325,230	10,000,000	$10,000	3,400,000	$3,400	60,741,000	$60,741	3,172,175	$3,172	5,558,250	$5,559	$16,143,235	$4,465,843	$22,017,179
Share Capital of subsidiaries	$563,393
Total Shareholders Equity	$22,580,572

The accompanying notes are an integral part of these audited consolidated financial statements.

F-3

ILUSTRATO PICTURES INTERNATIONAL INC.

STATEMENT OF CASH FLOWS

	For 9 months ended
	September 30, 2022	September 30, 2021
CASH FLOWS FROM OPERATING ACTIVITIES	2,956,452.42	1,009,475.42
Net Loss/ Profit
Adjustment to reconcile net gain (loss) to net cash
Changes in Assets and Liabilities, net
Other Current Assets	(42,389,183.11)	(9,705,181.64)
Other Current Liabilities	30,027,065.02	9,530,037.18
Net cash (used in) provided by operating activities	(9,405,665.67)	834,330.96

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash (used In) provided by investing activities	(3,186,423.17)	(13,093,471.35)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash (used in) provided by financing activities	12,721,282.65	12,593,152.60

Net change in cash, cash equivalents and restricted cash	129,193.81	334,012.21
Cash, cash equivalents and restricted cash, beginning of the year	176,668.25	1,332.00
Cash, cash equivalents and restricted cash, end of the year	305,862.06	335,334.21

The accompanying notes are an integral part of these audited consolidated financial statements.

F-4

Notes to Financial Statements

Quarter Ended, September 2022

Note 1. Organization, History and Business

We were incorporated as a Superior Venture Corp. on April 27, 2010, in the State of Nevada for the purpose of selling wine varietals. On November 9, 2012, we entered into an Exchange Agreement with the Ilustrato Pictures Ltd., a British Columbia corporation (Ilustrato BC”), whereby we acquired all the issued and outstanding common stock of Ilustrato BC. On November 30, 2012, Ilustrato BC transferred all its assets and liabilities to Ilustrato Pictures Limited, our wholly owned subsidiary in Hong Kong (“Ilustrato HK”). On November 30.2012, we changed the name to Ilustrato Pictures International, Inc.

On April 1, 2016, Barton Hollow, together with the newly elected director of the issuer, caused the Issuer to enter a letter of Intent to merger with Cache Cabinetry, LLC, and Arizona limited liability company. Pursuant to the Letter of Intent, the parties thereto would endeavor to arrive at, and enter, a definitive merger agreement providing for the Merger. As an inducement to the members of Cache Cabinetry, LLC to enter the Letter of Intent and thereafter transact, the Issuer caused to be issued to the members 360,000,000 shares of its common stock.

Subsequently, on April 6, 2016, the Issuer and Cache Cabinetry, LLC entered into a definitive agreement and Plan of Merger (the “Merger Agreement”). Concomitant therewith, the stockholders of the Issuer elected Derrick McWilliams, the President of Cache Cabinetry, LLC Chief Executive Officer of the Issuer, who along with Barton Hollow, ratified and approved the Merger Agreement and Merger.

The Merger closed on June 3, 2016. The merger is designed as a reverse subsidiary merger pursuant to Section 368(a)(2)(E) of the Internal Revenue Code. That is, upon closing, Cache Cabinetry LLC will merger into a newly created subsidiary of the Issuer with the members of Cache Cabinetry, LLC receiving shares of the common stock of the Issuer as consideration therefor. Upon closing of the Merger, Cache Cabinetry, LLC will be the surviving corporation in its merger with the wholly owned subsidiary of the Issuer, therefore has become the wholly owned operating subsidiary of the Issuer.

On November 9th, 2018, the Company entered a Term Sheet for Plan of Merger and Control with Larson Elmore.

On May 18, 2020, the Company entered into a definitive agreement and Plan of Merger with FB Technologies Global, Inc, the shareholders of FB Technologies Global, Inc. were issued 3,172,175 shares of Series E Preferred Stock for their shares 360,000,000 common shares, 60,741,000 Preference D and 10,000,000 Preference A Shares. A final tranche of preference shares subject to performance to be issued in Quarter 3 of 2022. The merger consummated during the 1st quarter of 2021.

Note 2. Summary of Significant Accounting Policies

Revenue Recognition

The company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The company recognizes revenue when it is realized or realizable and earned.

The Company considers revenue realized or realizable and earned when all the following criteria are met:

•	persuasive evidence of an arrangement exists,
•	the sale price is fixed or determinable,
•	collectability is reasonable assured and
•	goods have been shipped and/or services rendered.

F-5

Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances, less any allowance for doubtful accounts. Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.

Management determines the adequacy of the allowance based on historical write off percentages and information collected from individual customers. Accounts receivables are charged off against the allowances when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”). Stock-based payments to employees include grants of stocks, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The company account for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.” Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statements of operation based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term “forfeiture” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant. The Company estimates forfeiture rates for all unvested awards when calculating the expenses for the period. In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns. The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Earnings (Loss) per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing income (loss) available to shareholders by the weighted average number of shares available. Diluted earnings (loss) per shares available.

Diluted earnings (loss) per share is computed like basic earnings (loss) per share except the denominator is increased to include the number of additional shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive.

F-6

Organization and Offering Cost

The Company has a policy to expense organization and offering cost as incurred.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Fair Value of Financial Instruments

The company’s financial instruments consist of cash and cash equivalents, accounts receivable, and notes payable. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally- insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumption that affect the reported amount of assets and liabilities and disclosure of disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Business segment

ASC 280, “Segment Reporting” requires use of the “management approach” model for segments reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of September 30, 2017.

Income Taxes

The Company accounts for income tax positions in accordance with Accounting Standards Codification Topic 740, “Income Taxes” (“ASC Topic 740”). This standard prescribes a recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There was no material impact on the Company’s financial position or results pf operations because of the application of this standard.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial report, the Company undertakes a study to determine the consequences of the change to its financial statements and assures that there is proper control in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncement that they are studying, and feel may be applicable.

F-7

Note 3. Notes Payable

•	On April 4, 2021, ILUS entered into a Note Payable of $500,000 with GPL Ventures LLC – Alexander Dillon, with a two-year term as outlined in above note payables table. Repayable any time prior to maturity. Convertible at 25% below the average 10-day share price. In January 2022 this note was purchased by RB Capital Partners.

•	On April 28, 2021, ILUS entered into a Note Payable of $500,000 with GPL Ventures LLC – Alexander Dillon, with a two-year term as outlined in above note payables table. Repayable any time prior to maturity. Convertible at 25% below the average 10-day share price.

•	On June 14, 2021, ILUS entered into a Note Payable of $500,000 with GPL Ventures LLC – Alexander Dillon, with a two-year term as outlined in above note payables table. Repayable any time prior to maturity. Convertible at 25% below the average 10-day share price.

•	On Sept 10, 2021, ILUS entered into a Note Payable of $370,000 with AES Capital Management LLC, with a One and half year term as outlined in above note payables table. Repayable any time prior to maturity. Convertible at 35% below the average 15-day share price.

•	On Jan 28, 2022, ILUS entered into a Note payable of $500,000 with RB Capital Partners, with a two-year term as outlined in above note payables table. Repayable at any time prior to maturity. Convertible at a fixed price of $0.20.

•	On February 04, 2022, ILUS entered into a Note payable of £2,000,000 with Discover Growth Fund LLC, with a One-year term as outlined in above note payables table. Repayable at any time prior to maturity. Convertible at 35% below the average 15-day share price.

•	On April 26, 2022, ILUS entered into a Note payable of $5,00,000 with RB Capital Partners Inc, with two-year term and cannot be converted until 12 months passed from the date first written above. This convertible Note shall bear 5% interest per annum. Shall be convertible into shares of common stock of the Company at the rate of $0.20 per share

•	On May 20, 2022, ILUS entered into a Note payable of $5,00,000 with RB Capital Partners Inc, with two-year term and cannot be converted until 12 months passed from the date first written above. This convertible Note shall bear 5% interest per annum. Shall be convertible into shares of common stock of the Company at the rate of $0.50 per share

•	On May 27, 2022, ILUS entered into a Note payable of $5,00,000 with RB Capital Partners Inc, with two-year term and cannot be converted until 12 months passed from the date first written above. This convertible Note shall bear 5% interest per annum. Shall be convertible into shares of common stock of the Company at the rate of $0.50 per share.

•	On June 1, 2022, ILUS entered into a Note payable of $1,000,000 with RB Capital Partners Inc, with two-year term and cannot be converted until 12 months passed from the date first written above. This convertible Note shall bear 5% interest per annum. Shall be convertible into shares of common stock of the Company at the rate of $0.50 per share.

•	On July 12, 2022, ILUS entered into a Note payable of $500,000 with RB Capital Partners Inc, with two-year term and cannot be converted until 12 months passed from the date first written above. This convertible Note shall bear 5% interest per annum. Shall be convertible into shares of common stock of the Company at the rate of $0.50 per share.

•	On August 10, 2022, ILUS entered into a Note payable of $500,000 with RB Capital Partners Inc, with two-year term and cannot be converted until 12 months passed from the date first written above. This convertible Note shall bear 5% interest per annum. Shall be convertible into shares of common stock of the Company at the rate of $0.50 per share.

•	On August 25, 2022, ILUS entered into a Note payable of $200,000 with RB Capital Partners Inc, with two-year term and cannot be converted until 12 months passed from the date first written above. This convertible Note shall bear 5% interest per annum. Shall be convertible into shares of common stock of the Company at the rate of $0.50 per share.

•	On September 21, 2022, ILUS entered into a Note payable of $650,000 with RB Capital Partners Inc, with twoyear term and cannot be converted until 12 months passed from the date first written above. This convertible Note shall bear 5% interest per annum. Shall be convertible into shares of common stock of the Company at the rate of $0.50 per share

F-8

Note 4. Related Party Transactions

None

Note 5. Shareholders’ Equity

On August 2019 the Company’s Amended its Articles of Incorporation to authorize it to issue up to two billion (2,000,000,000) shares, of which all shares are common stock, with a par value of one-tenth of one cent ($0.001) per share. The Company also created the following preferred shares with a par value of $0.001 to be designated Class A, B and C.

Class A – 10,000,000 preferred shares that convert at 3 common shares for every 1 preferred class A share and voting rights of 500 common shares for every 1 preferred class A share. All 10,000,000 preferred class A shares have been issued to the Company’s CEO.

Class B – 10,000,000 preferred shares that convert at 3 common shares for every 1 preferred class B common share.

Class C – 10,000,000 preferred shares that convert at 2 common shares for every 1 preferred class C common share with voting rights of 100 common shares for every 1 preferred class C share.

On February 14, 2020, the Company designated Class D– 60,741,000 preferred shares; par value $0.001 that convert at 500 common shares for every 1 preferred class D common share with voting rights of 500 common shares for every 1 preferred class D share.

On May 28, 2020, the Company designated preferred Class E shares - 5,000,000 preferred shares; par value $0.001; non-cumulative. Dividends are 6% a year commencing a year after issuance. Dividends to be paid annually. Redeemable at $1.00 per share, 2.25% must be redeemed per quarter, commencing one year after issuance, and shall be redeemed at 130% premium to the redemption value. The shares do not have voting rights.

On August 26, 2021, the company amended Class B Shares to 100,000,000 shares with par value $0.001 that convert at 100 common shares for every 1 preferred Class B Share with voting rights of 100 common shares for every 1 preferred class B share. Dividends to be paid according to the company’s dividend policy agreed by the board from time to time.

On July 20, 2021, the Company designed preferred Class F shares – 50,000,000 preferred shares; par value $0.001 that convert at 100 common shares for every 1 preferred class F share with no voting rights and no dividends.

As of September 30, 2022, the number of shares outstanding of our Common Stock was 1,325,230,699.

Note 6. Warrants

COMMON SHARE PURCHASE WARRANT was issued to Discover Growth Fund, LLC, of the $2,000,000.00 convertible promissory note of even date herewith (the “Note”), , Holder is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance hereof, to purchase from the Company, 20,000,000 of the Company’s common shares (the “Warrant Shares”) (whereby such number may be adjusted from time to time pursuant to the terms and conditions of this Warrant) at the Exercise Price of $0.275, per share then in effect.

F-9

Note 7. Commitment and Contingencies

All shares issued are issued pursuant to an exemption provided by Section 4(2), and that all shares are restricted.

Contingencies:

None as of our balances sheet date.

Note 8. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, liquidation of liabilities, the continued ability to raise capital as and when required, in the normal course of business.

Note 9. Subsequent Events:

None

F-10

Report of Independent Registered Public Accounting Firm

To the Stockholders and

Board of Directors of Ilustrato Pictures International Inc. (“ILUS”)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Illustrato Pictures International, Inc. (the “Company”) as of December 31, 2020, the related statements of operations, stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Updated Financial Statements

As discussed in Note 20 to the financial statements, the 2020 financial statements have been restated to correct a misstatement.

Change of Management – See Also Critical Audit Matters Section Below

The accompanying financial statements consist of financial reporting periods pertaining to past owners and management. The company was subsequently acquired by the current management in January 2021. The previous officer and director subsequently filed a suit with the courts in the state of Nevada against the company and its current management, on account of which no confirmations or documents were available for the audit of year ended December 31, 2020 (CY 2020). Resultantly such balances for CY 2020 were written off.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Change of Management

Critical Audit Matter Description

The Company’s current management took control of the company from January 2021 from the previous single officer and director. Subsequent to transfer of ownership and control, the previous director preferred a suit with the court at Nevada, towards consideration for the sale. On account of this, details and supporting documents CY 2020 were not made available and hence such balances have been provided for, so as to reflect the true position of financial affairs of the company with the current management and ownership.

Significant judgment is exercised by the Company in determining the recoverability or realizability of the balances that were appearing in the financial results given by the previous director, which have been provided for wherever unsubstantiated with supporting documents.

The related audit effort in evaluating management’s judgments in determining the updated results for the year CY 2020 required a high degree of auditor judgment.

How the Critical Audit Matter was Addressed in the Audit

Our principal audit procedures related to the Company’s realizability checks included the following:

·	We gained an understanding of the litigation.
·	We evaluated management’s significant accounting policies for reasonableness.
·	We selected a sample of write off’s and performed the following procedures:
Obtained and audited the effect flowing to the trial balance; Verified the litigation independently; Tested the mathematical accuracy of the balances that were supported with documents.

For, Pipara & Co LLP (6841)

We have served as the Company's auditor since 2022 for CY 2020 onwards.

Place: Ahmedabad, India

Date: December 9, 2022

New York Office: 1270, Ave of Americas, Rockfeller Center, FL7, New York – 10020, USA	Corporate Office: “Pipara Corporate House” Near Bandhan Bank Ltd., Netaji Marg, Law Garden, Ahmedabad - 380006, INDIA	Mumbai Office: #3, 13th floor, Tradelink, ‘E’ Wing, A - Block, Kamala Mills, Senapati Bapat Marg, Lower Parej, Mumbai - 400013	Delhi Office: 1602, Ambadeep Building, KG Marg, Connaught Place New Delhi- 110001	Contact: T: +1 (646) 387 - 2034 F: 91 79 40 370376 E:usa@pipara.com naman@piara.com

F-11

Report of Independent Registered Public Accounting Firm

To the Stockholders and

Board of Directors of Ilustrato Pictures International Inc. (“ILUS”)

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Illustrato Pictures International, Inc. (the “Company”) as of December 31, 2021, the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Updated Financial Statements

As discussed in Note 20 to the financial statements, the 2021 financial statements have been restated to correct a misstatement.

Change of Management – See Also Critical Audit Matters Section Below

The accompanying consolidated financial statements consist of financial reporting periods pertaining to past owners and management. The company was subsequently acquired by the current management in January 2021. The previous officer and director subsequently filed a suit with the courts in the state of Nevada against the company and its current management, on account of which no confirmations or documents were available for the audit of year ended December 31, 2020 (CY 2020). Resultantly such balances for CY 2020 were written off.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Change of Management

Critical Audit Matter Description

The Company’s current management took control of the company from January 2021 from the previous single officer and director. Subsequent to transfer of ownership and control, the previous director preferred a suit with the court at Nevada, towards consideration for the sale. On account of this, details and supporting documents CY 2020 and certain documents were not made available and hence such balances have been provided for, so as to reflect the true position of financial affairs of the company with the current management and ownership.

Significant judgment is exercised by the Company in determining the recoverability or realizability of the balances that were appearing in the financial results given by the previous director, which have been provided for wherever unsubstantiated with supporting documents.

The related audit effort in evaluating management’s judgments in determining the updated results for the year CY 2021 required a high degree of auditor judgment.

How the Critical Audit Matter was Addressed in the Audit

Our principal audit procedures related to the Company’s realizability checks included the following:

·	We gained an understanding of the litigation and took updates from the management
·	We evaluated management’s significant accounting policies for reasonableness.
·	We selected a sample of write off’s and performed the following procedures:

Compared the closing balances from previous years with the opening balances for the current year on a sample basis

Obtained and audited the effect flowing to the trial balance; Verified the litigation independently;

Tested the mathematical accuracy of the balances that were supported with documents or ledgers.

Consolidation Basis Common Control

Critical Audit Matter Description

As described further in Note 18 to the consolidated financial statements, the Company has consolidated 2 entities to the financial statements basis common management control.

How the Critical Audit Matter was Addressed in the Audit

We determined the Company’s consolidation with these entities that were included in the financial statements to be a critical audit matter since the consolidation was not on account of ownership, but on account of control. Our audit procedures related to the Company’s assertion on consolidation included the following, among others:

•	We obtained and tested the list of management of the company
•	We tested the common control by checking the records with government’s official websites to determine whether the names of such people appear on the respective company’s filings in their country or state
•	We tested the consolidated trial balance on a sample basis to evaluate the mathematic accuracy
•	The exchange conversion for overseas entities that were consolidated were test checked for conversion as at reported date
•	We conducted a sample audit of knock off of inter-company balances
•	We conducted a cross verification of the balances reported as outstanding between such companies before consolidation knock-offs on a test basis

For, Pipara & Co LLP (6841)

We have served as the Company's auditor since 2022 for CY 2020 onwards.

Place: Ahmedabad, India

Date: December 9, 2022

New York Office: 1270, Ave of Americas, Rockfeller Center, FL7, New York – 10020, USA	Corporate Office: “Pipara Corporate House” Near Bandhan Bank Ltd., Netaji Marg, Law Garden, Ahmedabad - 380006, INDIA	Mumbai Office: #3, 13th floor, Tradelink, ‘E’ Wing, A - Block, Kamala Mills, Senapati Bapat Marg, Lower Parej, Mumbai - 400013	Delhi Office: 1602, Ambadeep Building, KG Marg, Connaught Place New Delhi- 110001	Contact: T: +1 (646) 387 - 2034 F: 91 79 40 370376 E:usa@pipara.com naman@piara.com

F-12

 ILUSTRATO PICTURES INTERNATIONAL INC.

BALANCE SHEET

	December 31, 2021	December 31, 2020
	(Audited)	(Audited)
ASSETS
Current Assets
Cash and Cash Equivalents	$176,668	$1,332
Other Current Assets	13,769,621	—
Total Current Assets	13,946,289	1,332
Goodwill	871,970	472,651
Capital Advances	—	3,172,175
Other Assets	15,315,560	143,385
Fixed Assets	1,460,640	—
Total Non Current Assets	17,648,169	3,788,211
TOTAL ASSETS	$31,594,459	$3,789,543
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accrued Liabilities	—	6,304
Deferred Liabilities	—	26,003
Real estate earnest funds	—	3,500
Notes Payable	3,398,838	548,838
Other Current liabilities	10,124,692	—
Total Current Liabilities	13,523,530	584,645
Total Liabilities	$13,523,530	$584,645
Commitments and contingencies
Stockholders' Equity
Common Stock: 2,000,000,000 shares authorized, $0.001 par value, 1,243,530,699 issued and outstanding	1,243,531	767,297
Preferred Stock: 235,741,000 authorized, $0.001 par value,
Class A - 10,000,000 authorized; 10,000,000 issued and outstanding	10,000	10,000
Class B - 100,000,000 authorized ; 2,200,000 issued and outstanding	2,200	—
Class C - 10,000,000 authorized; 0 issued and outstanding	—	—
Class D - 60,741,000 authorized; 60,741,000 issued and outstanding	60,741	60,741
Class E - 5,000,000 authorized; 3,172,175 issued and outstanding	3,172	3,172
Class F - 50,000,000 authorized, 5,800,000 issued and outstanding	5,800	—
Additional Paid-in-capital	3,664,118	3,262,798
Accumulated Deficit	13,081,367	(899,110)
Total Stockholders' Equity	$18,070,929	$3,204,898
Total Liabilities and Stockholders' Equity	$31,594,459	$3,789,543

The accompanying notes are an integral part of these audited consolidated financial statements.

F-13

 ILUSTRATO PICTURES INTERNATIONAL INC.

STATEMENT OF OPERATION

	Year Ended December 31
	2021	2020
	(Audited)	(Audited)
NET REVENUE	$11,263,875	$—
Total Net Revenue	11,263,875	—

COST OF REVENUE	7,489,784	—

GROSS PROFIT	3,774,091	—
Operating Expenses
Marketing and Sales	58,695	—
General and Administrative	1,570,419	80,185
Total Operating Expense	1,629,114	80,185
PROFIT/ LOSS FROM OPERATIONS	2,144,977	(80,185)
Non- Operating Expenses	—	—
Non-Operating Income	11,835,500.00	—
NET PROFIT/ LOSS	$13,980,477	$(80,185)

NET LOSS PER SHARE
Basic	$0.0133	$(0.0001)
Diluted	$0.0004	$(0.0000)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	1,050,462,845.36	767,297,366
Diluted	31,675,154,626.18	24,677,663,119

The accompanying notes are an integral part of these audited consolidated financial statements.

F-14

 ILUSTRATO PICTURES INTERNATIONAL INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock		Preferred Stock - Class A		Preferred Stock - Class B		Preferred Stock - Class D		Preferred Stock - Class E		Preferred Stock - Class F
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Total Stock Holders' Equity
Balance as at December 31, 2018 (Unaudited)	486,157,831	$486,158	—	$—	—	$—	—	$—	—	$—	—	$—	$13,505	$(459,024)	$40,639
Shares issued	20,000,000	20,000	—	—	—	—	—	—	—	—	—	—	19,825	—	39,825
Common Shares issued	47,000,000	47,000	—	—	—	—	—	—	—	—	—	—	(47,000)	—	—
Common Shares issued for service	134,139,535	134,140	—	—	—	—	—	—	—	—	—	—	187,464	—	321,604
Preferred Shares issued to officer	—	—	10,000,000	10,000	—	—	—	—	—	—	—	—	—	—	10,000
Common Shares issued for note conversion	80,000,000	80,000	—	—	—	—	—	—	—	—	—	—	(80,000)	—	—
Net loss for the year ended December 31,2019	—	—	—	—	—	—	—	—	—	—	—	—	—	(359,901)	(359,901)
Balance as at December 31, 2019 (Unaudited)	767,297,366	767,297	10,000,000	10,000	—	—	—	—	—	—	—	—	93,795	(818,925)	52,167
Preferred Shares - Class D issued to officer	—	—	—	—	—	—	60,741,000	60,741	—	—	—	—	—	—	60,741
Issuance of Preferred Stock - Class E	—	—	—	—	—	—	—	—	3,172,175	3,172	—	—	3,169,002	—	3,172,174
Net Loss for the year ended December 31,2020	—	—	—	—	—	—	—	—	—	—	—	—	—	(80,185)	(80,185)
Balance as at December 31, 2020 (Audited)	767,297,366	$767,297	10,000,000	$10,000	$—	$—	60,741,000	$60,741	3,172,175	$3,172	$—	$—	$3,262,797	$(899,110)	$3,204,897
Common shares issued	354,000,000	354,000	—	—	—	—	—	—	—	—				—	354,000
Balance as at March 31,2021	1,121,297,366	1,121,297	10,000,000	10,000	—	—	60,741,000	60,741	3,172,175	3,172	—	—	3,262,797	(899,110)	3,558,897
Common shares issued	100,000,000	100,000	—	—	—	—	—	—	—	—	—	—	56,055	—	156,055
Balance as at June 30,2021	1,221,297,366	1,221,297	10,000,000	10,000	—	—	60,741,000	60,741	3,172,175	3,172	—	—	3,318,852	(899,110)	3,714,952
Preferred Shares issued	—	—	—	—	—	—	—	—	—	—	6,050,000	6,050			6,050
Balance as at September 30,2021	1,221,297,366	1,221,297	10,000,000	10,000	—	—	60,741,000	60,741	3,172,175	3,172	6,050,000	6,050	3,318,852	(899,110)	3,721,002
Common shares issued	22,233,333	22,233	—	—			—	—	—	—			$345,267		367,500
Preferred shares issued					2,200,000	2,200									2,200
Shares transferred											(250,000)	(250)			(250)
Net Gain for the year ended December 31,2021														$13,980,477	13,980,477
Balance as at December 31,2021	1,243,530,699	$1,243,531	10,000,000	$10,000	2,200,000	$2,200	60,741,000	$60,741	3,172,175	$3,172	5,800,000	$5,800	$3,664,118	$13,081,367	$18,070,929

The accompanying notes are an integral part of these audited consolidated financial statements.

F-15

ILUSTRATO PICTURES INTERNATIONAL INC.

STATEMENT OF CASH FLOWS

	December 31,2021	December 31, 2020
	(Audited)	(Audited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$13,980,477	$(80,185)
Adjustment to reconcile net gain (loss) to net cash
Non Cash Stock Compensation Expense	—	60,741
Unrealised Loss on Assets	(11,835,500)	—
Depreciation Expense	4,577	—
Gratuity Provision	31,043	—
Finance cost	149,724	—
Discount on convertible Notes	276,018	—
Changes in Assets and Liabilities, net
Other Current Assets	(13,769,621)	—
Goodwill	(399,319)	—
Other Current Liabilities	10,093,649	—
Decrease in Accrued Liabilities	(6,304)	—
Decrease in Deferred Liabilities	(26,003)	—
Decrease in Real estate earnest funds	(3,500)	—
Net cash (used in) provided by operating activities	(1,504,759)	(19,444)
CASH FLOWS FROM INVESTING ACTIVITIES
Addition of Fixed Assets	(1,465,216)	—
Realisation of Dues From Officer	—	20,760
Investment in Dear Cashmere Holding Co.	(164,500)	—
Net cash (used In) provided by investing activities	(1,629,716)	20,760
CASH FLOWS FROM FINANCING ACTIVITIES
Fund raised through notes	2,850,000	—
Common Stock Issued	476,233	—
Preferred Stock Issed	8,250
Transfer of Preferred Stock	(250)	—
Finance cost	(149,724)
Discount on convertible Notes	(276,018)
Additional Paid Up Capital	401,321	—
Net cash (used in) provided by financing activities	3,309,812	—
Net change in cash, cash equivalents and restricted cash	175,336	1,316
Cash, cash equivalents and restricted cash, beginning of the year	1,332	16
Cash, cash equivalents and restricted cash, end of the year	$176,668	$1,332

Reconciliation of cash, cash equivalents and restricted cash to the Balance Sheet
Cash and cash equivalents
Cash on Hand	$159,841	$1,332
Balances with Banks	16,827	—
Restricted cash, non-current	—	—
Total cash, cash equivalents and restricted cash	$176,668	$1,332

The accompanying notes are an integral part of these audited consolidated financial statements.

F-16

ILUSTRATO PICTURES INTERNATIONAL INC.

Notes to Financial Statements Year Ended December 31, 2021

Note 1: Organization, History and Business

A.

We were incorporated as a Superior Venture Corp. on April 27, 2010, in the State of Nevada for the purpose of selling wine varietals. On November 9, 2012, we entered into an Exchange Agreement with the Ilustrato Pictures Ltd., a British Columbia corporation (Ilustrato BC”), whereby we acquired all the issued and outstanding common stock of Ilustrato BC. On November 30, 2012, Ilustrato BC transferred all its assets and liabilities to Ilustrato Pictures Limited, our wholly owned subsidiary in Hong Kong (“Ilustrato HK”). On November 30.2012, we changed the name to Ilustrato Pictures International, Inc.

B.	On April 1, 2016, Barton Hollow, together with the newly elected director of the issuer, caused the Issuer to enter into a letter of Intent to merger with Cache Cabinetry, LLC, and Arizona limited liability company. Pursuant to the Letter of Intent, the parties thereto would endeavor to arrive at, and enter into, a definitive merger agreement providing for the Merger. As an inducement to the members of Cache Cabinetry, LLC to enter into the Letter of Intent and thereafter transact, the Issuer caused to be issued to the members 360,000,000 shares of its common stock.

C.	Subsequently, on April 6, 2016, the Issuer and Cache Cabinetry, LLC entered into a definitive agreement and Plan of Merger (the “Merger Agreement”). Concomitant therewith, the stockholders of the Issuer elected Derrick McWIilliams, the President of Cache Cabinetry, LLC Chief Executive Officer of the Issuer, who along with Barton Hollow, ratified and approved the Merger Agreement and Merger.

D.	On April 1, 2016, Barton Hollow, together with the newly-elected director of the issuer, caused the Issuer to enter into a letter of Intent to merger with Cache Cabinetry, LLC,and Arizona limited liability company. Pursuant to the Letter of Intent, the parties thereto would endeavor to arrive at, and enter into, a definitive merger agreement providing for the Merger. As an inducement to the members of Cache Cabinetry, LLC to enter into the Letter of Intent and thereafter transact, the Issuer caused to be issued to the members 360,000,000 shares of its common stock.

E.	Subsequently, on April 6, 2016, the Issuer and Cache Cabinetry, LLC entered into a definitive agreement and Plan of Merger (the “Merger Agreement”). Concomitant therewith, the stockholders of the Issuer elected Derrick McWIilliams, the President of Cache Cabinetry, LLC Chief Executive Officer of the Issuer, who along with Barton Hollow, ratified and approved the Merger Agreement and Merger.

F.	The Merger closed on June 3, 2016. The merger is designed as a reverse subsidiary merger pursuant to Section 368(a)(2)(E) of the Internal Revenue Code. That is, upon closing, Cache Cabinetry LLC will merger into a newly created subsidiary of the Issuer with the members of Cache Cabinetry, LLC receiving shares of the common stock of the Issuer as consideration therefor. Upon closing of the Merger, Cache Cabinetry, LLC will be the surviving corporation in its merger with the wholly owned subsidiary of the Issuer, therefore has become the wholly owned operating subsidiary of the Issuer.

G.	On November 9th, 2018, the Company entered into a Term Sheet for Plan of Merger and Control with Larson Elmore.

H.	As a part of share purchase arrangement between Lee Larson Elmore and FB Technologies Global Inc., Nick Link, the owner of FB Technologies Global Inc. replaced Lee Larson Elmore as CEO of Ilustrato Pictures International Inc. on January 14, 2021, and we eventually got control over activities and books of accounts of Ilustrato Pictures International Inc. from the date January 14, 2021. So we are not aware about facts mentioned above vide note no. 1(A), 1(B), 1(C), 1(D), 1(E), 1(F) and 1(G) 'organization, history and business' as they are related to prior to the date on which control over activities and books of accounts of Ilustrato Pictures International Inc. were handed over to us. Thus, those events have been reiterated as disclosed in previous fillings made by the preceding management of the company with SEC.

I.	On May 18, 2020, the Company entered into a definitive agreement and Plan of Merger with FB Technologies Global, Inc, the shareholders of FB Technologies Global, Inc. were issued 3,172,175 shares of Series E Preferred Stock for their shares 360,000,000 common shares, 60,741,000 Preference D and 10,000,000 Preference A Shares. A final tranche of preference shares subject to performance to be issued in Quarter 1 of 2022. The merger consummated during the 1st quarter of 2021. We have got effective control over FB Fire Technologies Ltd. on January 14, 2021.

F-17

Note 2: Summary of significant Accounting Policies

1.	Revenue Recognition

The company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the sale price is fixed or determinable, (iii) collectability is reasonable assured and (iv) goods have been shipped and/or services rendered.

2.	Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances, less any allowance for doubtful accounts. Interest is not accrued on overdue accounts receivables.

3.	Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write off percentages and information collected from individual customers. Accounts receivable are charged off against the allowances when collectability is determined to be permanently impaired.

4.	Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”). Stock-based payments to employees include grants of stocks, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The company account for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.” Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statements of operation based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term “forfeiture” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant. The Company estimates forfeiture rates for all unvested awards when calculating the expenses for the period. In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns. The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

F-18

5.	Earnings (Loss) per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing income (loss) available to shareholders by the weighted average number of shares available. Diluted earnings (loss) per shares available. Diluted earnings (loss) per share is computed like basic earnings (loss) per share except the denominator is increased to include the number of additional shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive

6.	Organization and Offering Cost

The Company has a policy to expense organization and offering cost as incurred.

7.	Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

8.	Fair Value of Financial Instruments

The company’s financial instruments consist of cash and cash equivalents, accounts receivable, and notes payable. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

9.	Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally- insured limit.

10.	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumption that affect the reported amount of assets and liabilities and disclosure of disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

11.	Business segment

ASC 280, “Segment Reporting” requires use of the “management approach” model for segments reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The company determines there is no operating segment to be reported as on December 31, 2021 and December 31, 2020.

12.	Income Taxes

The Company accounts for income tax positions in accordance with Accounting Standards Codification Topic 740, “Income Taxes” (“ASC Topic 740”). This standard prescribes a recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There was no material impact on the Company’s financial position or results of operations because of the application of this standard.

13.	Leases

The Company accounts for leases with escalation clauses and rent holidays on a straight-line basis in accordance with Accounting Standards Codification (ASC) 840, “Lease”. The deferred rent expenses liability associated with future lease commitments was reported under the caption “Other long-term obligation” on our consolidated balance sheet. There is no lease arrangement during the year ending December 31, 2021 and December 31, 2020.

14.	Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial report, the Company undertakes a study to determine the consequences of the change to its financial statements and assures that there is proper control in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncement that they are studying, and feel may be applicable.

15.	Rounding Off

Figures are rounded off to the nearest $, except value of EPS and number of shares.

F-19

Note 3: Cash and Cash Equivalents

Particulars	December 31, 2021	December 31, 2020
Cash on hand	$159,841	$1,332
Balances with banks	16,827	—
Total	$176,668	$1,332

Note 4: Other Current Assets

Particulars	December 31, 2021	December 31, 2020
Staff Advances	$9,310	$—
Inventory:
Closing stock of finished goods	1,046,960	—
Closing balance of work-in-progress	62,297	—
Inter company loan given	1,524,390	—
Accounts receivable	10,077,351	—
Advance given to suppliers	76,760	—
Director's current accounts	797,396	—
Deposits	25,942	—
Prepayments	74,553
Other current assets	74,663	—
Total	$13,769,621	$—

Note 5: Goodwill

As a part of share purchase arrangement between Lee Larson Elmore and FB Technologies Global Inc., Nick Link, the owner of FB Technologies Global Inc.  replaced Lee Larson Elmore as CEO of Ilustrato Pictures International Inc. on January 14, 2021, and we eventually got control over activities and books of accounts of Ilustrato Pictures International Inc. from the date January 14, 2021.

We do not have any information or supporting evidence for goodwill of $ 472,651 as on December 31, 2020, as it was prior to the date on which control over activities and books of accounts of Ilustrato Pictures International Inc. were handed over to us. Thus, unaudited closing balances of goodwill of $ 472,651 as on December 31, 2019 have been carried forwarded in the year 2020 and thus in 2021 also.

F-20

Note 6: Capital Advances

As on December 31, 2020, Capital advances represents 3,172,175 number of Class E Preferred Stock issued, in advance, at $1 per share amounting $3,172,175 to the shareholders of FB Fire Technologies Ltd. for acquisition of FB Fire Technologies Ltd.

Effective control over FB Fire Technologies Ltd., by Ilustrato Picture International Inc., was established as on January 14, 2021. Thus, capital advances are considered as investment in FB Fire Technology Ltd. as on December 31, 2021.

Note 7: Other Assets

Particulars	December 31, 2021	December 31, 2020
Dues From Officer*	$143,385	$143,385
Investments:
Investment in FB Fire Technology Ltd.	3,172,175	—
Investment in Dear Cashmere Holding Co.	164,500	—
Unrealised loss on assets	11,835,500	—
Total	$15,315,560	$143,385

*As a part of share purchase arrangement between Lee Larson Elmore and FB Technologies Global Inc., Nick Link, the owner of FB Technologies Global Inc. replaced Lee Larson Elmore as CEO of Ilustrato Pictures International Inc. on January 14, 2021, and we eventually got control over activities and books of accounts of Ilustrato Pictures International Inc. from the date January 14, 2021.

There has been realization of $ 20,760 of dues from officer. This transaction has occurred prior to the date on which control over activities and books of accounts of Ilustrato Pictures International Inc. were handed over to us. Thus, we do not have any information or supporting evidence for that, and remaining balance has been carried forwarded in the year 2020 and thus in 2021 also.

Note 8: Fixed Assets

Particulars	December 31, 2021	December 31, 2020
Tangible Assets
Land and Buildings	$22,158	$—
Plant and Machineries	77,625	—
Furniture, Fixtures and Fittings	30,126	—
Vehicles	2,725	—
Computer and Computer Equipments	42,774	—
Marketing Assets	28,903	—
Intangible Assets
Intellectual Property Rights	1,249,977	—
Website	6,112	—
Trade Mark	240	—
Total	$1,460,640	$—

Balance of fixed assets disclosed in note no. 8, represents its carrying amount which is cost after providing accumulated depreciation and accumulated impairment losses, if any.
Company did not own or control any fixed asset as on December 31, 2020.

F-21

Note 9: Accrued Liabilities

As a part of share purchase arrangement between Lee Larson Elmore and FB Technologies Global Inc., Nick Link, the owner of FB Technologies Global Inc. replaced Lee Larson Elmore as CEO of Ilustrato Pictures International Inc. on January 14, 2021, and we eventually got control over activities and books of accounts of Ilustrato Pictures International Inc. from the date January 14, 2021.

We do not have any information or supporting evidence for accrued liabilities of $ 6304 as on December 31, 2020, as it was prior to the date on which control over activities and books of accounts of Ilustrato Pictures International Inc. were handed over to us. Thus, unaudited closing balances of accrued liabilities of $ 6304 as on December 31, 2019 have been carried forward.

There is no accrued liability outstanding as of December 31, 2021.

Note 10: Deferred Liabilities

As a part of share purchase arrangement between Lee Larson Elmore and FB Technologies Global Inc., Nick Link, the owner of FB Technologies Global Inc. replaced Lee Larson Elmore as CEO of Ilustrato Pictures International Inc. on January 14, 2021, and we eventually got control over activities and books of accounts of Ilustrato Pictures International Inc. from the date January 14, 2021.

We do not have any information or supporting evidence for deferred liabilities of $ 26003 as on December 31, 2020, as it was prior to the date on which control over activities and books of accounts of Ilustrato Pictures International Inc. were handed over to us. Thus, unaudited closing balances of deferred liabilities of $ 26003 as on December 31, 2019, have been carried forward.

There is no deferred liability outstanding as of December 31, 2021.

Note 11: Real Estate Earnest Funds

As a part of share purchase arrangement between Lee Larson Elmore and FB Technologies Global Inc., Nick Link, the owner of FB Technologies Global Inc. replaced Lee Larson Elmore as CEO of Ilustrato Pictures International Inc. on January 14, 2021, and we eventually got control over activities and books of accounts of Ilustrato Pictures International Inc. from the date January 14, 2021.

We do not have any information or supporting evidence for real estate earnest funds of $ 3500 as on December 31, 2020, as it was prior to the date on which control over activities and books of accounts of Ilustrato Pictures International Inc. were handed over to us. Thus, unaudited closing balances of real estate earnest funds of $ 3500 as on December 31, 2019, have been carried forward.

There is no real estate earnest fund outstanding as of December 31, 2021.

F-22

Note 12: Notes Payable

Particulars	December 31, 2021	December 31, 2020
Promissory Notes Payable	$500,000	$—
Notes issued to GPL Ventures LLC.*	215,232	215,232
Other Notes Payable**	2,683,606	333,606
Total Notes Payable	$3,398,838	$548,838

* Schedule of Notes issued to GPL Ventures LLC.

Sr. No.	UID	Issue Date	Maturity Date	December 31, 2021	December 31, 2020
1	GPL-ILUS-NM-N04-0719	July 9, 2019	July 9, 2020	$15,000	$15,000
2	GPL-ILUS-AD-N01-1218	December 20, 2018	December 20, 2019	3,000	3,000
3	GPL-ILUS-NM-N03-0419	April 04, 2019	April 04, 2020	12,232	12,232
4	GPL-ILUS-NM-N02-0119	January 17, 2019	January 17, 2020	5,000	5,000
5	GPL-ILUS-NM-N05-0919	September 12, 2019	September 12, 2020	180,000	180,000
Total Notes issued to GPL Ventures LLC.				$215,232	$215,232

Although above notes issued to GPL ventures LLC are already matured, balance in respect of them are still outstanding and appearing in the balance sheet as there was no claim by GPL Ventures for maturity proceeds of Notes.

**As a part of share purchase arrangement between Lee Larson Elmore and FB Technologies Global Inc., Nick Link, the owner of FB Technologies Global Inc. replaced Lee Larson Elmore as CEO of Ilustrato Pictures International Inc. on January 14, 2021, and we eventually got control over activities and books of accounts of Ilustrato Pictures International Inc. from the date January 14, 2021.

We do not have any information or supporting evidence for other notes payable of $ 333,606 as on December 31, 2020, as it was prior to the date on which control over activities and books of accounts of Ilustrato Pictures International Inc. were handed over to us. Thus, unaudited closing balances of other notes payable of $ 333,606 as on December 31, 2019, have been carried forward in the year 2020 and thus in the year 2021 also.

F-23

Note 13: Other Current Liabilities

Particulars	December 31, 2021	December 31, 2020
Inter Company Loans Payable	$2,578,225	$—
Accounts Payable	6,394,428	—
Amount Payable to Government Audthorities	243,398	—
Discount on Convertible Notes	276,018	—
Interest on Convertible Notes	123,648	—
Defined Benefit Obligation (Gratuity)	31,043	—
Other Current Liabilities	477,932	—
Total	$10,124,692	$—

Note 14: Common stock and Preferred Stock

In August 2019 the Company’s Amended its Articles of Incorporation to authorize it to issue up to two billion (2,000,000,000) shares, of which all shares are common stock, with a par value of one-tenth of one cent ($0.001) per share. The Company also created the following 30,000,000 preferred shares with a par value of $0.001 to be designated Class A, B and C.

Class A – 10,000,000 preferred shares that convert at 3 common shares for every 1 preferred class A share and voting rights of 500 common shares for every 1 preferred class A share. All 10,000,000 preferred class A shares have been issued to the Company’s CEO.

Class B – 10,000,000 preferred shares that convert at 3 common shares for every 1 preferred class B common share.

Class C – 10,000,000 preferred shares that convert at 2 common shares for every 1 preferred class C common share with voting rights of 100 common shares for every 1 preferred class C share

On February 14, 2020 the Company designated Class D– 60,741,000 preferred shares; par value $0.001 that convert at 500 common shares for every 1 preferred class D common share with voting rights of 500 common shares for every 1 preferred class D share.

On May 28, 2020, the Company designated preferred Class E shares - 5,000,000 preferred shares; par value $0.001; non-cumulative. Dividends are 6% a year commencing a year after issuance. Dividends to be paid annually. Redeemable at $1.00 per share, 2.25% must be redeemed per quarter, commencing one year after issuance, and shall be redeemed at 130% premium to the redemption value. The shares do not have voting rights.

On August 26, 2021, the company amended its Articles of Incorporation to updated authorized Class B preferred shares to 100,000,000 (10,000,000 previously) with par value $0.001 that will be converted at 100 common shares (3 common shares previously) for every 1 preferred Class B Share with voting rights of 100 common shares for every 1 preferred class B share. Dividends to be paid according to the company’s dividend policy agreed by the board from time to time.

F-24

Note 15: Marketing and Sales expenses

Particulars	December 31, 2021	December 31, 2020
Sales and Marketing Cost	$3,920	$—
Sales Travelling Expense	26,575	—
Exhibition and Conference charges	24,075	—
Warranty Claims	4,125	—
Total	$58,695	$—

Note 16: General, Administration and Other expenses

Particulars	December 31, 2021	December 31, 2020
Accounting	$—	$2,250
Bank Charges	13,802	132
Compensation	—	60,741
Computer & Internet expense	—	42
Management and Consultancy Expense	125,671	1,500
Dues & Subscriptions	—	20
Discount on Convertible Notes	276,018	—
Depreciation Expense	4,577	—
Employee Benefit Expenses	449,660	10,712
Entertainment Expense	17,791	—
Foreign Exchange Loss	38,143	—
Filing Fees	—	2,829
Fuel Charges	32,057	—
Finance Cost	149,724	—
Insurance Expense	1,586	—
Internet Charges	542	—
IT Support and Service Charges	24,735	—
Meals & Entertainment	—	132
Office Supplies	—	378
Printing, Stationary and Postage Charges	3,752	68
Legal and Professional Fees	210,763	2,250
Rent	20,943	—
Storage	—	208
Sponsorship Fees	1,816	—
Telephone Expense	9,375	—
Transfer Agent Fees	—	9,035
Travelling and Transportation Expense	164,794	600
Trade License Expense	2,836	—
Utility Charges	1,775	—
Miscellaneous Expense	20,058	—
Total	$1,570,419	$90,897

F-25

Compensation expenses

Compensation expenses of $ 60,741 for the year ending December 31, 2020, represents preferred stock - Class D issued at par to Larson Elmore, CEO of Company. There were no other employee benefits expenses incurred during the year ending December 31, 2020.

Expenses other than compensation

As a part of share purchase arrangement between Lee Larson Elmore and FB Technologies Global Inc., Nick Link, the owner of FB Technologies Global Inc. replaced Lee Larson Elmore as CEO of Ilustrato Pictures International Inc. on January 14, 2021, and we eventually got control over activities and books of accounts of Ilustrato Pictures International Inc. from the date January 14, 2021.

We do not have any information or supporting evidence for the expenses (other than compensation) of $ 19,444 for the year ending December 31, 2020, as it was prior to the date on which control over activities and books of accounts of Ilustrato Pictures International Inc. were handed over to us.

Note 17: Net Loss Per Share

Particulars	December 31, 2021	December 31, 2020
Basic EPS
Numerator
Net income / (loss)	13,980,477	(80,185)
Net Income attributable to common stock holders	$13,980,477	$(80,185)
Denominator
Weighted average shares outstanding	1,050,462,845	767,297,366
Number of shares used for basic EPS computation	1,050,462,845	767,297,366
Basic EPS	$0.0133	$(0.0001)
Diluted EPS
Numerator
Net income / (loss)	13,980,477	(80,185)
Net Income attributable to common stock holders	$13,980,477	$(80,185)
Denominator
Number of shares used for basic EPS computation	1,050,462,845	767,297,366
Conversion of Class A prefered stock to common stock	30,000,000	30,000,000
Conversion of Class B prefered stock to common stock	65,589,041
Conversion of Class D prefered stock to common stock	30,370,500,000	23,880,365,753
Conversion of Class F prefered stock to common stock	158,602,740
Number of shares used for diluted EPS computation	31,675,154,626	24,677,663,119
Diluted EPS	$0.0004	$(0.0000)

F-26

Note 18: Related Party Transactions

1)	During year ended December 31, 2021, FB Technologies Global Inc converted 220,000,000 common stocks into 2,200,000 Class B Preferred stock.

2)	60,741,000 number of Class D Preferred Stock issued to Larson Elmore, at 0.001$ per share amounting to $60,741, towards compensation expense during the financial year ending on December 31, 2020. We do not have any information or supporting evidence other than this for the year ending December 31, 2020, as it was prior to the date on which control over activities and books of accounts of Ilustrato Pictures International Inc. were handed over to us.

3)

As a part of share purchase arrangement between Lee Larson Elmore and FB Technologies Global Inc., Nick Link, the owner of FB Technologies Global Inc. replaced Lee Larson Elmore as CEO of Ilustrato Pictures Internatinal Inc. on January 14, 2021, and we eventually got control over activities and books of accounts of Ilustrato Pictures International Inc. from the date January 14, 2021.

Note 19: Commitment and Contingencies

(1) Contingencies towards government authorities
As a part of share purchase arrangement between Lee Larson Elmore and FB Technologies Global Inc., Nick Link, the owner of FB Technologies Global Inc. replaced Lee Larson Elmore as CEO of Ilustrato Pictures International Inc. on January 14, 2021 and we eventually got control over activities and books of accounts of Ilustrato Pictures International Inc. from the date January 14, 2021.

Due to above facts, we lack many information and evidence to support the assertions of financial statements and there are chances that preceding management of the company might have missed compliances for which we are not aware. Thus, company may have to bear consequences for that from authorities. We cannot reasonably ascertain amount for those contingencies.

(2) We are not aware about any other commitments or contingencies may took place in future as a result of past transactions by preceding management.

Note 20: Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has incurred operating losses, and as of December 31, 2020, the Company also had a working capital deficit and an accumulated deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management also believes the Company needs to raise additional capital for working capital purpose. There is no assurance that such financing will be available in the future. The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-27

(b) Exhibits.

3.1	Articles of Incorporation (incorporated by reference to the Form S-1 Registration Statement filed with the SEC on July 16, 2010)
3.2	Certificate of Amendment, dated April 25, 2012 (1)
3.3	Certificate of Amendment, dated February 11, 2013 (1)
3.4	Certificate of Change, dated February 12, 2013 (1)
3.5	Certificate of Amendment filed by Custodian, dated April 11, 2016 (1)
3.6	Certificate of Amendment, dated June 15, 2016 (1)
3.7	Certificate of Amendment, dated March 21, 2019 (1)
3.8	Certificate of Amendment, dated April 11, 2019 (1)
3.9	Certificate of Designation for preferred Classes A, B and C, dated August 5, 2019 (1)
3.10	Certificate of Amendment, dated February 2, 2021 (1)
3.11	Certificate of Designation for preferred Classes D, dated February 14, 2020 (1)
3.12	Certificate of Amendment, dated March 2, 2021 (1)
3.13	Certificate of Designation for preferred Class E, dated May 28, 2020 (1)
3.14	Amended Certificate of Designation for Class B, dated August 23, 2021 (1)
3.15	Certificate of Designation for preferred Class F, dated August 24, 2021 (1)
3.16	Second Amended Certificate of Designation for Class B, dated August 26, 2021 (1)
3.17	Amended Certificate of Designation for Class F, dated August 26, 2021 (1)
3.18	Bylaws (incorporated by reference to the Form S-1 Registration Statement filed with the SEC on July 16, 2010)
4.1	Convertible Promissory Note, dated June 14, 2021 with GPL Ventures LLC (1)
4.2	Convertible Promissory Note, dated September 10, 2021 with AES Capital Management, LLC (1)
4.3	First Amendment to Convertible Promissory Note, dated October 28, 2021 with AES Capital Management, LLC (1)
4.4	Convertible Promissory Note, dated January 28, 2022 with RB Capital Partners Inc. (1)
4.5	Convertible Promissory Note, dated February 4, 2022 with Discover Growth Fund, LLC (1)
4.6	Convertible Promissory Note, dated April 26, 2022 with RB Capital Partners Inc. (1)
4.7	Convertible Promissory Note, dated May 20, 2022 with RB Capital Partners Inc. (1)
4.8	Convertible Promissory Note, dated May 27, 2022 with RB Capital Partners Inc. (1)
4.9	Convertible Promissory Note, dated June 1, 2022 with RB Capital Partners Inc. (1)
4.10	Convertible Promissory Note, dated July 12, 2022 with RB Capital Partners Inc. (1)
4.11	Convertible Promissory Note, dated August 10, 2022 with RB Capital Partners Inc. (1)
4.12	Convertible Promissory Note, dated September 21, 2022 with RB Capital Partners Inc. (1)
4.13	Common Share Purchase Warrant, dated February 22, 2022 to Discover Growth Fund, LLC (1)
10.1	Amended Employment Agreement with Nicholas Link, dated January 14, 2021 (1)
10.2	Amended Employment Agreement with John-Paul Backwell, dated July 1, 2021 (1)
10.3	Amended Employment Agreement with Louise Bennett, dated February 1, 2021 (1)
10.4	Amended Employment Agreement with Krishna Moorthy, dated February 2, 2022 (1)
10.5	Employment Agreement with Carsten Falk, dated June 1, 2022 (1)
14.1	Code of Ethics (1)
21.1	List of Subsidiaries (1)
23.1	Consent of PIPARA & CO LLP, dated December 9, 2022*

(1)	Incorporated by reference to the Registration Statement on Form 10 filed with the Securities and Exchange Commission on October 19, 2022.

62

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Ilustrato Pictures International, Inc.

By:	/s/ Nicolas Link
Name: Nicolas Link Title: Chief Executive Officer Date: December 9, 2022

63